Prospectus Supplement (To Prospectus Dated February 17, 2012)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-177014

Up to Approximately 13,852,094 Shares of Common Stock
Issuable Upon Exercise of Outstanding Subscription Rights

If you were a holder of our common stock as of 5:00 p.m., Eastern Daylight Time, on May 14, 2012, we allocated to you one non-transferable subscription right for each 2.25 shares of common stock owned by you at that time. Each subscription right represents the right to purchase shares of our common stock at a subscription price of $1.10 per share and consists of a basic subscription privilege and an oversubscription privilege. The basic subscription privilege entitles holders of subscription rights to purchase one share of our common stock at the subscription price for each subscription right held. The oversubscription privilege entitles holders of subscription rights who exercise their basic subscription privilege in full to purchase, at the subscription price, any shares that our other subscription rights holders do not purchase under their basic subscription privileges. You will be able to exercise your subscription rights until 5:00 p.m., Eastern Daylight Time, on June 15, 2012, unless we extend the expiration date or cancel this rights offering. We will not issue fractional shares of our common stock in this rights offering and fractional shares will be rounded to the nearest whole share with the subscription payment price adjusted accordingly.

Shares of our common stock are listed on the Nasdaq Global Select Market under the symbol "ESEA," and the shares of common stock issued pursuant to this rights offering will also be listed on the Nasdaq Global Select Market under the same symbol.  The subscription rights will not be separately tradable and will not be listed.  On May 21, 2012, the last reported sale price of our common stock was $1.30 per share.

We plan to use the proceeds of this rights offering to renew and expand our fleet, to participate in joint ventures with the objective to acquire vessels and for general corporate purposes.  See "Use of Proceeds" in this prospectus supplement for more information.

We may cancel this rights offering at any time prior to the expiration date for any reason. If this rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

This is not an underwritten offering. The shares of our common stock offered hereby are being directly offered by us without the services of a dealer manager, underwriter or selling agent. American Stock Transfer & Trust Company, LLC is acting as subscription agent for this offering and Phoenix Advisory Partners is acting as information agent for this offering. Seaborne Capital Advisors Ltd. has been engaged by our board of directors to provide independent financial advisory services in connection with this rights offering. See "Plan of Distribution."

We are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock subscribed for through the basic subscription privilege or the oversubscription privilege. Therefore, there is no certainty that any shares will be purchased pursuant to this rights offering and there is no minimum purchase requirement as a condition to our accepting subscriptions.

You should carefully consider whether or not to exercise or let lapse your subscription rights and in doing so you should consider all of the information about us and this rights offering contained or incorporated by reference in this prospectus supplement. Our board of directors is not making any recommendation as to whether or not you should exercise or let lapse your subscription rights.

Investing in our common stock involves risks. See "Risk Factors" beginning on page S-16 of this prospectus supplement to read about certain factors you should consider before deciding whether to exercise your subscription rights for shares of our common stock.

The aggregate market value of our outstanding common stock held by non-affiliates as of March 29, 2012 is $45,845,643, based on 31,167,211 shares of common stock outstanding, of which 19,592,155 are held by non-affiliates, and a closing price on the Nasdaq Global Select Market of $2.34 on that date.  We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the preceding twelve calendar month period that ends on and includes the date hereof.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$1.10	$15,237,303
Proceeds, before expenses, to Euroseas	$1.10	$15,237,303

(1) Assumes the offering is fully subscribed.

Prospectus Supplement dated May 25, 2012

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	9
PRICE RANGE OF COMMON STOCK	10
USE OF PROCEEDS	11
RATIO OF EARNINGS TO FIXED CHARGES	12
SELLING SHAREHOLDER	13
OUR CAPITALIZATION	14
DIVIDEND POLICY	15
PLAN OF DISTRIBUTION	16
ENFORCEABILITY OF CIVIL LIABILITIES	18
DESCRIPTION OF CAPITAL STOCK	19
DESCRIPTION OF PREFERRED SHARES	27
DESCRIPTION OF WARRANTS	28
DESCRIPTION OF DEBT SECURITIES	29
DESCRIPTION OF PURCHASE CONTRACTS	39
DESCRIPTION OF UNITS	40
TAX CONSIDERATIONS	41
EXPENSES	51
EXPERTS	51
LEGAL MATTERS	51
WHERE YOU CAN FIND ADDITIONAL INFORMATION	51
GLOSSARY OF SHIPPING TERMS	54

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus is part of a universal shelf registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC. Under the universal shelf registration statement, we may sell any combination of common shares, preferred shares, debt securities, which may be guaranteed by one or more of our subsidiaries, warrants, purchase contracts and units in one or more offerings from time to time. This prospectus supplement describes the specific details regarding the sale of common stock pursuant to this rights offering, including the price, the aggregate number of shares of common stock that may be purchased by exercise of the rights and the risks of investing in our common stock. This prospectus supplement and the documents incorporated by reference herein and therein include important information about us, the subscription rights and our common stock and other information you should know before exercising your subscription rights.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. See "Incorporation of Certain Information by Reference" of this prospectus supplement for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that has been filed or will be filed by us or on our behalf with the SEC. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that has been filed or will be filed by us or on our behalf with the SEC. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. You should assume that the information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, the certificates representing the subscription rights or any exercise of those subscription rights. Our business, financial condition, results of operations, and prospects may have changed since that date.

Euroseas Ltd. is a Marshall Islands corporation. Our principal executive offices are located at 4 Messogiou & Evropis Street, 151 25 Maroussi, Greece and our telephone number at that address is 011 30 211 1804005. Our website is located at http://www.euroseas.gr. Our website and the information contained on our website is not part of this prospectus supplement or the accompanying prospectus, and you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus when making a decision as to whether or not to exercise or let lapse your subscription rights.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus supplement or the accompanying prospectus to the "Company," "Euroseas" "we," "us" and "our" and similar terms refer to Euroseas Ltd. and its direct and indirect subsidiaries on a consolidated basis. References to our "common stock" refer to the common stock of Euroseas Ltd. References in this prospectus supplement and the accompanying prospectus to our board of directors refer to our board of directors and its committees.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement may contain statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, and therefore are, or may be deemed to be, "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "estimates," "seeks," "projects," "intends," "plans," "may," "will" or "should" or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These forward-looking statements represent management's current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors, risks, and uncertainties include but are not limited to the factors described under "Forward-Looking Statements" and "Risk Factors" in our most recent Annual Report on Form 20-F and any subsequently filed Current Report on Form 6-K incorporated by reference into this prospectus supplement, including all amendments thereto, and the following:

•	our future operating or financial results;

•	future, pending or recent acquisitions, joint ventures, business strategy, areas of possible expansion, and expected capital spending or operating expenses;

•	drybulk and container shipping industry trends, including charter rates and factors affecting vessel supply and demand;

•	our financial condition and liquidity, including our ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	availability of crew, number of off-hire days, drydocking requirements and insurance costs;

•	our expectations about the availability of vessels to purchase or the useful lives of our vessels;

•	our expectations relating to dividend payments and our ability to make such payments;

•	our ability to leverage to our advantage our manager's relationships and reputations in the drybulk and container shipping industry;

•	changes in seaborne and other transportation patterns;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	potential liability from future litigation;

•	global and regional political conditions;

•	acts of terrorism and other hostilities, including piracy; and

•	other factors discussed in the section titled "Risk Factors."

These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus supplement, the accompanying prospectus and in any document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and in any document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus supplement and the accompany prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements which we make in this prospectus supplement, the accompanying prospectus and in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus speak only as of the date of such statement, and we do not undertake, and specifically decline, any obligation to update such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

QUESTIONS AND ANSWERS RELATING TO THIS RIGHTS OFFERING

What is a rights offering and what is being offered in this rights offering?

A rights offering is a distribution of subscription rights on a pro rata basis to all existing common stockholders of a company. We distributed to holders of our common stock as of 5:00 p.m., Eastern Daylight Time, on May 14, 2012, the "record date," at no charge, subscription rights to purchase shares of our common stock. If you were a holder of our common stock on the record date, you received one subscription right for every 2.25 shares of common stock you owned at such time, and each subscription right, subject to adjustments to eliminate fractional rights, entitles the holder to purchase shares of our common stock. We will not issue fractional shares of common stock in this rights offering and fractional shares will be rounded to the nearest whole share with the subscription payment price adjusted accordingly. The subscription rights will be evidenced by non-transferable subscription rights certificates.

Why are we conducting the rights offering and how will we use the proceeds?

We are conducting the rights offering to sell up to approximately $15.2 million in aggregate principal amount of our common stock. We anticipate we will receive approximately $14.9 million in proceeds from the rights offering, after deducting expenses and assuming the offering is fully subscribed. We plan to use the proceeds to renew and expand our fleet, to participate in joint ventures with the objective to acquire vessels and for general corporate purposes.

What is a subscription right?

Each subscription right gives the holder the opportunity to purchase one share of our common stock for $1.10 per share and carries with it a basic subscription privilege and an oversubscription privilege, as described below. The holders of the subscription rights are the holders of our common stock on the record date.

What is the basic subscription privilege?

Each subscription right has a basic subscription privilege to purchase from us one share of our common stock at the subscription price of $1.10 per share. You may exercise your basic subscription privilege, in whole or in part, or you may choose not to exercise any subscription rights.

Can I transfer or sell my subscription rights?

No.  The subscription rights are not transferable and cannot be bought or sold.  Any subscription right not exercised by the expiration of the rights offering will expire.

What is the oversubscription privilege?

If you exercise your basic subscription privilege in full with respect to all subscription rights you hold at the time of exercise, you will also be entitled to an oversubscription privilege to purchase any shares not purchased by other holders under their basic subscription privileges, subject to the limitations described below. If you have fully exercised your basic subscription privilege, as described in the preceding sentence, you will be eligible to exercise this oversubscription privilege. The subscription price per share that applies to the oversubscription privilege is the same subscription price per share that applies to the basic subscription privilege. Thus, you may purchase additional shares of our common stock by exercising the oversubscription privilege at a price of $1.10 per share so long as all of the basic subscription rights held by other holders of rights are not exercised in full.

If I exercise my basic subscription privilege, must I exercise my oversubscription privilege?

No. You may exercise your basic subscription privilege in full without exercising your oversubscription privilege.

What are the limitations on the oversubscription privilege?

We will not be able to satisfy your exercise of your oversubscription privilege if all other holders of rights elect to purchase all of the shares offered under their basic subscription privileges. We will honor oversubscription requests in full to the extent sufficient shares are available following the exercise of rights under the basic subscription privileges. If oversubscription requests exceed shares available, we will allocate available shares pro rata to each oversubscribing holder based on the number of shares such holder purchased pursuant to the exercise of its basic subscription privilege in proportion to the total number of shares purchased by all oversubscribing holders pursuant to the exercise of their basic subscription privileges. For example, if Holder A purchased 100 shares pursuant to its basic subscription privilege and Holder B purchased 200 shares pursuant to its basic subscription privilege, and Holder A and Holder B both exercise their respective oversubscription privilege and elect to each purchase an additional 100 shares, but there were only 100 total shares available to fulfill all oversubscription requests, then Holder A would receive 33.33 (or when rounded down to the nearest whole share, 33) shares and Holder B would receive 66.66 (or when rounded up to the nearest whole share, 67) shares. In the event that, after the allocation of the excess shares described above, there remain shares that have not been allocated (because of rounding or otherwise), the subscription agent shall allocate all remaining shares offered hereunder among those holders not allocated all of the shares for which they have exercised their oversubscription privilege in proportion to their pre-offering ownership percentage.

Each holder participating in the oversubscription must pay the full amount for all shares of common stock requested in the oversubscription no later than 5:00 p.m. Eastern Daylight Time on the expiration date (the same time such holder pays for the shares purchased by exercising its basic subscription privilege). If you render payment for a fewer number of shares of common stock than you are electing to receive in the oversubscription, you will only be eligible to receive such fewer number of shares (if those shares are available for purchase in the oversubscription). In addition, if you paid amounts with respect to the oversubscription privilege that are not applied to purchase shares of common stock because of prorationing, the amounts not applied to the purchase of shares will be returned to you without interest or deduction, as soon as practicable after the expiration date of this rights offering. Using the above example, both Holder A and Holder B must pay for the 100 shares they each elected to receive in the oversubscription no later than 5:00 p.m. Eastern Daylight Time on the expiration date even though each will receive only 34 and 67 shares of common stock, respectively, due to prorationing. We will refund to each of Holder A and Holder B, without interest or deduction, the difference between the amount paid by each of Holder A and Holder B for the 100 shares elected and the purchase price for the 34 and 67 shares each actually received by such holder.

Am I required to exercise the rights I receive in this rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to fully exercise your basic subscription privilege and other holders fully exercise their basic subscription privilege, the percentage of our common stock owned by other holders will increase, the relative percentage of our common stock that you own will decrease, and your voting and other rights will be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the oversubscription privilege.

Will fractional shares be issued?

No. We will not issue fractional shares or cash in lieu of fractional shares. Fractional shares of common stock resulting from the exercise of subscription rights will be rounded to the nearest whole share, with the total subscription payment adjusted accordingly.

What are some factors our board of directors considered in authorizing this rights offering?

In authorizing this rights offering, our board of directors evaluated our future need for additional liquidity and our need for increased financial flexibility in order to enable us to achieve our business plan and growth strategy. In the course of this process, our board of directors consulted with our senior management and Seaborne Capital Advisors Ltd., or Seaborne. Our board of directors considered a number of factors in favor of this rights offering, including the following:

•
our financial condition, results of operations and cash flow, including a decrease in voyage revenues, which could ultimately lead to our inability to comply with the financial covenants contained in our existing credit facilities;

•	the current market conditions that present vessel acquisition opportunities at historically low prices;

•	our board of directors' view that this rights offering would enhance our capital structure;

•	the cost and likelihood of obtaining capital from other sources or transactions;

•
the fact that this rights offering would enable all of our stockholders to participate in a material portion of the transaction and mitigate the dilution they might otherwise experience from another equity or equity-linked financing transaction;

•	the fact that a rights offering would potentially increase our public float; and

•	the fees and expenses to be incurred by us in connection with this rights offering as compared to other forms of capital raising.

Our board of directors also considered the following factor adverse to this rights offering:

•	the fact that if certain of our stockholders do not exercise their subscription rights in full, they may be substantially diluted after completion of this rights offering.

How was the subscription price of $1.10 per share determined?

 In determining the subscription price for the rights, our board of directors considered, among other things, the likely cost and relative difficulty of obtaining capital from other sources, the size and timing of the rights offering, the price at which our stockholders might be willing to participate in the rights offering and historical and current trading prices of our common stock. Our board of directors also received and considered analysis from Seaborne concerning prior rights offerings by other companies and the range of discounts that the subscription prices represented to then prevailing and historical trading prices for those offerings.

 The last trading price for shares of our common stock on May 21, 2012 was $1.30 per share. The subscription price of $1.10 per share is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of the common stock offered in the rights offering.

 Does exercising my subscription rights involve risks?

 Yes. The exercise of your subscription rights involves risks. By exercising your subscription rights you are purchasing shares of our common stock. The purchase of additional shares of our common stock should be considered as carefully as you would consider other equity investments. Among other things, you should carefully consider the risks described under the heading "Risk Factors" in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

 Has our board of directors made a recommendation to our stockholders regarding the exercise of rights under the rights offering?

 No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise their subscription rights risk loss of all or a portion of their investment. We cannot assure you that the market price of our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see the risks described under the heading "Risk Factors" in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement for a discussion of some of the risks involved in investing in our common stock. Among other things, you should carefully consider the risks described under the heading "Risk Factors" in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

 Are we requiring a minimum subscription to complete the rights offering?

 No; although we reserve the right, in our sole discretion, to cancel, extend or otherwise amend the terms of this rights offering for any reason prior to the expiration date. If we amend this rights offering, holders who have previously exercised their subscription rights would be entitled to revoke their previous exercise of subscription rights. We will notify you of any cancellation, extension or amendment by issuing a press release. See "Can this rights offering be cancelled, extended or amended" below.

 Have we entered into any agreements to ensure the offering is fully subscribed?

 No; we are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock subscribed for through the basic subscription privilege or the oversubscription privilege. Therefore, there is no certainty that any shares will be purchased pursuant to the rights offering and there is no minimum purchase requirement as a condition to our accepting subscriptions. However, Friends Investment Company Inc., or Friends, which owned approximately 35.9% of our outstanding shares of common stock as of the record date, has indicated to us that it intends to exercise its rights under the basic subscription privilege in full and participate in the oversubscription privilege in connection with the rights offering as described in this prospectus supplement, though it has not entered into a binding agreement to do so.

Can this rights offering be cancelled, extended or amended?

 Yes. We reserve the right, in our sole discretion, to cancel, extend or otherwise amend the terms of this rights offering for any reason prior to the expiration date. We will notify you of any cancellation, extension or amendment by issuing a press release. In the event of a material amendment to the terms of this rights offering, we will distribute an amended prospectus supplement to stockholders of record, extend the expiration of this rights offering and offer all holders who have exercised their subscription rights a period of time to revoke their previously exercised subscription rights. If you then revoke your previously exercised subscription rights under such circumstances, the subscription agent will refund to you any payments you have made, without interest or deduction, as soon as practicable.

 If this rights offering is not completed, will my subscription payment be refunded to me?

 Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of this rights offering. If this rights offering is cancelled or is not completed for any reason, the subscription agent will return, without interest or deduction, as soon as practicable all subscription payments. In addition, if you paid amounts with respect to the oversubscription privilege which are not applied to purchase shares of common stock because of prorationing, the amounts not applied to the purchase of shares will be returned to you without interest or deduction, as soon as practicable after the expiration date of this rights offering. If you own shares in "street name," it may take longer for you to receive payment because the subscription agent will return payments through the record holder of the shares.

 How soon must I act to exercise my subscription rights?

 The subscription rights may be exercised at any time during the subscription period, which commences on May 25, 2012, and continues through the expiration date for this rights offering, which is 5:00 p.m., Eastern Daylight Time, on June 15, 2012 unless extended by us. If you elect to exercise any subscription rights, the subscription agent must actually receive all required documents and payments from you or your broker by 5:00 p.m., Eastern Daylight Time, on June 15, 2012; this means that payment must clear prior to 5:00 p.m., Eastern Daylight Time, on June 15, 2012. Although we have the option of extending the expiration date of the subscription period at our sole discretion, we currently do not intend to do so.

How do I exercise my subscription rights? What forms and payment are required to purchase the shares of common stock?

 If you wish to participate in this rights offering, you must take the following steps, unless your shares of common stock are held by a broker, dealer, custodian bank or other nominee:

•
deliver payment to the subscription agent using the methods outlined below under "How may I pay the subscription price, and where do I send my completed subscription rights certificate and payment," and payment must clear prior to 5:00 p.m., Eastern Daylight Time, on June 15, 2012; and

•	deliver a properly completed subscription rights certificate to the subscription agent before 5:00 p.m., Eastern Daylight Time, on June 15, 2012, unless extended.

If you use the mail, we recommend that you use an insured overnight carrier that provides delivery tracking. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents and payment relating to your exercise after the rights offering expires, regardless of when you transmitted the documents and payment. If your shares of common stock are currently held by a broker, dealer, custodian bank or other nominee, please see below.

 If you do not indicate the number of subscription rights being exercised or do not indicate if the oversubscription privileges are being exercised, or do not deliver full payment of the aggregate subscription price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you tendered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of this rights offering.

 If you are a holder of record and you wish to exercise your subscription rights but will be unable to deliver the subscription rights certificate prior to the expiration date, you may deliver a Notice of Guaranteed Delivery in accordance with this prospectus supplement. See "The Rights Offering — Notice of Guaranteed Delivery." Even if you elect this option, you are still required to make payment before 5:00 p.m., Eastern Daylight Time, on June 15, 2012.

What should I do if I want to participate in this rights offering, but my shares of common stock are held in the name of my broker, dealer, custodian bank or other nominee?

 If you hold your shares of our common stock through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf for the common stock you wish to purchase.

If you wish to participate in this rights offering and purchase shares of common stock, please promptly contact the record holder of your shares of common stock. We will ask your broker, dealer, custodian bank, or other nominee to notify you of this rights offering. In addition to any other procedures your broker, dealer, custodian bank or other nominee may require, you should complete and return to your record holder the form entitled "Beneficial Owner Election Form" such that it will be received by 5:00 p.m., Eastern Daylight Time, on June 14, 2012, the last business day prior to the expiration date of this rights offering. You should receive this form from your record holder with the other rights offering materials. You should contact your broker, dealer, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, dealer, custodian bank or nominee or if you receive it without sufficient time to respond. In addition, your broker, dealer, custodian bank or other nominee may permit you to participate in this rights offering and purchase shares of common stock through an Internet website that it maintains and through which you may access your account.

How may I pay the subscription price, and where do I send my completed subscription rights certificate and payment?

 Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you wish to acquire under the basic subscription privilege and the oversubscription privilege by either:

•	certified or cashier's check or bank draft drawn upon a U.S. bank and payable to "American Stock Transfer & Trust Company, LLC (acting as subscription agent for Euroseas Ltd.)"; or

•	U.S. postal money order payable to "American Stock Transfer & Trust Company, LLC (acting as subscription agent for Euroseas Ltd.)."

American Stock Transfer & Trust Company, LLC is acting as the subscription agent for this rights offering under an agreement with us. All subscription rights certificates, payments of the subscription price and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to American Stock Transfer & Trust Company, LLC as follows:

 By express mail or courier:

 American Stock Transfer & Trust Company, LLC
Operations Center
Attention: Reorganizations Department
6201 15th Avenue
Brooklyn, NY 11219

 By mail:

 American Stock Transfer & Trust Company, LLC
Operations Center
Attention:  Reorganizations Department
P.O. Box 2042
New York, NY 10272-2042

 You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus supplement to Phoenix Advisory Partners, or Phoenix, at (877) 478-5038.

 If you use the mail, we recommend that you use an insured overnight carrier that provides delivery tracking. If you cannot deliver your subscription rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under "The Rights Offering — Notice of Guaranteed Delivery." Even if you elect this option, you are still required to make payment before 5:00 p.m., Eastern Daylight Time, on June 15, 2012.

After I exercise my subscription rights, can I change my mind?

 No. All exercises of subscription rights are irrevocable (except in certain limited circumstances relating to a material amendment of the terms of this rights offering, in which case we will advise you of the material amendment) by the stockholders, even if you later learn information about us that you consider unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering. However, we may cancel, extend or otherwise amend this rights offering at any time prior to the expiration date.

What fees or charges apply if I exercise my subscription rights?

 We are not charging any fees or sales commissions to issue subscription rights to you or to issue shares of our common stock to you if you exercise your subscription rights. If you exercise your subscription rights through a broker or other record holder of your shares, you are responsible for paying any fees they may charge.

How do I exercise my subscription rights if I live outside of the United States or have an army post office or foreign post office address?

 The subscription agent will hold subscription rights certificates for stockholders having addresses outside the United States or who have an army post office or foreign post office address. In order to exercise subscription rights, our foreign stockholders and stockholders with an army post office or foreign post office address must notify the subscription agent and timely follow other procedures described in the section of this prospectus supplement entitled "The Rights Offering — Foreign and Other Stockholders."

When will I receive my new shares of common stock?

 Stock certificates will not be issued for shares of our common stock purchased in this rights offering. As soon as practicable after the expiration of the subscription period, the subscription agent will arrange for issuance through the Depository Trust Company, or DTC, to each subscription rights holder of record that has validly exercised its basic subscription privilege, the shares of common stock purchased pursuant to the basic subscription privilege. Shares subscribed for pursuant to the oversubscription privilege will be delivered through DTC promptly after the expiration date of this rights offering and following the completion of any pro-rations as may be necessary in the event the oversubscription requests exceed the number of shares not subscribed for pursuant to the basic subscription privilege. If you are not a DTC participant, all shares that you purchase in this rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record.

What are the U.S. federal income tax consequences of exercising my subscription rights?

 A U.S. Holder, as defined in "Certain Material U.S. Federal Income Tax Consequences" to this prospectus supplement, should not recognize income, gain, or loss for U.S. federal income tax purposes upon the receipt and exercise of the subscription rights. See "Certain Material U.S. Federal Income Tax Consequences" of this prospectus supplement for further discussion.

 You should consult your own tax advisors concerning the U.S. federal income tax consequences of the receipt, exercise, expiration, and sale of the subscription rights in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

How many shares of common stock will be outstanding after this rights offering?

 We will issue up to approximately 13,852,094 shares of common stock in this rights offering, depending on the number of subscription rights that are exercised. Based on the number of shares of common stock outstanding as of May 14, 2012, if we issue 13,852,094 shares of common stock available to be purchased in this rights offering, there will be 45,019,305 shares of common stock outstanding following the completion of this rights offering.

Whom should I contact if I have more questions?

 If you have more questions about this rights offering or need additional copies of the rights offering documents, please contact Phoenix, which acts as information agent for this offering at (877) 478-5038. For a complete description of the rights offering, see "The Rights Offering" in this prospectus supplement.

 PROSPECTUS SUPPLEMENT SUMMARY

 This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to exercise your subscription rights. You should carefully read this entire prospectus supplement, including the information under the heading "Risk Factors," the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which are described under the heading "Incorporation of Certain Information by Reference" of this prospectus supplement.

 Company Overview

Euroseas Ltd. was formed on May 5, 2005 under the laws of the Republic of the Marshall Islands to consolidate the ship owning interests of the Pittas family of Athens, Greece, which has been in the shipping business over the past 140 years. Euroseas trades on the NASDAQ Global Select Market under the ticker "ESEA".

Euroseas operates in the dry cargo, drybulk and container shipping markets. Euroseas' operations are managed by Eurobulk Ltd., an ISO 9001:2008 certified affiliated ship management company, which is responsible for the day-to-day commercial and technical management and operations of the vessels. Euroseas employs its vessels on spot and period charters and through pool arrangements.

The Company has a fleet of 15 vessels, including 4 Panamax drybulk carriers and 1 Handymax drybulk carrier, 3 Intermediate containership, 4 Handysize containerships, 2 Feeder containerships and a multipurpose dry cargo vessel. Euroseas` 5 drybulk carriers have a total cargo capacity of 331,808 dwt, its 9 containerships have a cargo capacity of 15,855 teu and its multipurpose vessel has a cargo capacity of 22,568 dwt or 950 teu.

Recent Developments

On May 15, 2012, the Company declared a $0.04 per share dividend to be paid on or about June 13, 2012 to shareholders of record as of June 4, 2012.  The shares purchased as result of this offering will not be entitled to receive this dividend payment.

Risk Factors

 An investment in our common stock involves risks. In addition, our ability to execute our strategy is subject to certain risks. The risks described under the heading "Risk Factors" following this summary on page S-16 may cause us not to realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our strategy. Before you invest in our common stock, you should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement, including matters set forth under the heading "Risk Factors."

Our Corporate Information

Euroseas Ltd. is a holding company existing under the laws of the Marshall Islands. We maintain our principal executive offices at 4 Messogiou & Evropis Street, 151 25 Maroussi, Greece. Our telephone number at that address is 011 30 211 1804005.  Our website address is http://www.euroseas.gr.  The information on our website is not a part of this prospectus.

The Rights Offering

 The following summary describes the principal terms of this rights offering, but is not intended to be complete. See "The Rights Offering" in this prospectus supplement for a more detailed description of the terms and conditions of this rights offering.

Securities Offered
We are offering 13,852,094 shares of our common stock to our stockholders of record on May 14, 2012.  We distributed at no charge one non-transferable subscription right for each 2.25 shares of common stock that you owned as of 5:00 p.m., Eastern Daylight Time, on the record date, May 14, 2012, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as beneficial owner of the shares. Each subscription right represents the right to purchase one share of our common stock at the subscription price of $1.10 per share and consists of a basic subscription privilege and an oversubscription privilege.

Record Date	5:00 p.m., Eastern Daylight Time, on May 14, 2012.

Expiration Date
The subscription rights will expire at 5:00 p.m., Eastern Daylight Time, on June 15, 2012, unless we extend the expiration date. We reserve the right to extend the subscription rights period and consequently the expiration date at our sole discretion. We reserve the right, in our sole discretion, to cancel, extend or otherwise change the subscription rights period and consequently the expiration date at our sole discretion for any reason prior to the expiration date.

Subscription Price
The subscription price per share of common stock shall be equal to $1.10. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the subscription period. You must pay for the total number of shares you subscribe for pursuant to both your basic subscription privilege and your oversubscription privilege by 5:00 p.m., Eastern Daylight Time, on June 15, 2012.

Basic Subscription Privilege
The basic subscription privilege entitles holders of each subscription right to purchase one share of our common stock at the subscription price. You may exercise your basic subscription privilege for some or all of your subscription rights, or you may choose not to exercise your subscription rights.

Oversubscription Privilege
If you exercise your basic subscription privilege in full with respect to subscription rights you hold at the time of exercise, you will also have an oversubscription privilege to purchase any shares that our other subscription rights holders do not purchase under their basic subscription privilege. The subscription price for shares purchased pursuant to the oversubscription privilege will be the same as the subscription price for the basic subscription privilege.

If holders exercise oversubscription privileges for more shares than are available to be purchased pursuant to the oversubscription privileges, we will allocate the shares of our common stock to be issued pursuant to the exercise of the oversubscription privilege pro rata among those over-subscribing rights holders. "Pro rata" means to each oversubscribing holder based on the number of shares such holder purchased pursuant to the exercise of its basic subscription privilege in proportion to the total number of shares purchased by all oversubscribing holders pursuant to the exercise of their basic subscription privileges. For example, if Holder A purchased 100 shares pursuant to the exercise of its basic subscription privilege and Holder B purchased 200 shares pursuant to the exercise of its basic subscription privilege, and Holder A and Holder B both exercise their respective oversubscription privileges and elect to each purchase an additional 100 shares, but there were only 100 total shares available to fulfill all oversubscription requests, then Holder A would receive 33.33 (or when rounded down to the nearest whole share, 33) shares and Holder B would receive 66.66 (or when rounded up to the nearest whole share, 67) shares. In the event that, after the allocation of the excess shares described above, there remain shares that have not been allocated (because of rounding or otherwise), the subscription agent shall allocate all remaining shares offered hereunder among those holders not allocated all of the shares for which they have exercised their oversubscription privilege in proportion to their pre-offering ownership percentage. If you are not allocated the full amount of shares for which you oversubscribe, you will receive a refund of the subscription price, without interest or deduction, that you delivered for those shares of our common stock that are not allocated to you. The subscription agent will mail such refunds as soon as practicable after the completion of this rights offering.

Indications from Certain Holders
Friends, which owned approximately 35.9% of our outstanding shares of common stock as of the record date, has indicated to us that it intends to exercise its rights under the basic subscription privilege in full and participate in the oversubscription privilege in connection with the transactions as described in this prospectus supplement, though it has not entered into a binding agreement to do so. Assuming no other holders exercise their rights in this offering, and that Friends exercises its basic in full as it has indicated, after giving effect to this offering, Friends would own approximately 44.7% of our outstanding common stock.  If Friends will also exercise its oversubscription privilege, its percentage ownership of our common stock may further increase based on the amount of oversubscribed shares that it will receive and, depending on (a) the amount of shares that Friends acquires as a result of its exercise of its oversubscription privilege and (b) the percentage of shareholders that exercise their subscription privilege and oversubscription privilege, Friends could own more than 50% of our outstanding common stock after completion of our rights offering.

Procedure for Exercising Subscription Rights and Making Payments Therefor
The subscription rights may be exercised at any time during the subscription period, which commences on May 25, 2012. If you are a holder of record of subscription rights, to exercise your subscription rights, you must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price (including any amounts in respect of your oversubscription privilege), to the subscription agent, American Stock Transfer & Trust Company, LLC, before 5:00 p.m., Eastern Daylight Time, on the expiration date, and payment must clear prior to the expiration of this rights offering. For the exercise of a subscription right to be effective, your subscription rights certificate, together will full payment of the subscription price, must be received by the subscription agent by 5:00 p.m., Eastern Daylight Time, on the expiration date of this rights offering.

If you use the mail, we recommend that you use an insured overnight carrier that provides delivery tracking. If you cannot deliver your subscription rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under "The Rights Offering — Notice of Guaranteed Delivery." Even if you elect this option, you are still required to make payment before 5:00 p.m., Eastern Daylight Time, on June 15, 2012.

If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf for the common stock you wish to purchase. If you wish to participate in this rights offering and purchase shares of common stock, please promptly contact the record holder of your shares of common stock. We will ask your broker, dealer, custodian bank, or other nominee to notify you of this rights offering. You should complete and return to your record holder the form entitled "Beneficial Owner Election Form" such that it will be received by 5:00 p.m., Eastern Daylight Time, on June 14, 2012, the last business day prior to the expiration date of this rights offering. You should receive this form from your record holder with the other rights offering materials. You should contact your broker, dealer, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, dealer, custodian bank or nominee or if you receive it without sufficient time to respond. In addition, your broker, dealer, custodian bank or other nominee may permit you to effect sales though an internet website that it maintains and through which you may access your account.

Use of Proceeds from this Rights Offering
The net proceeds to us from this rights offering will depend on the number of subscription rights that are exercised. If each stockholder exercises its subscription rights in full at a subscription price of $1.10 per share, we will receive gross proceeds of approximately $15.2 million in this rights offering. We currently estimate that the expenses of the rights offering will be approximately $14.9 million in the aggregate. We plan to use the proceeds to renew and expand our fleet, to participate in joint ventures with the objective to acquire vessels and for general corporate purposes.  See "Use of Proceeds" in this prospectus supplement for further information.

Transferability of Subscription Rights	The subscription rights are not transferable.

No Revocation of Exercise by Stockholders
All exercises of subscription rights are irrevocable (except in limited circumstances relating to a material amendment to the terms of the rights offering), even if you later learn information about us that you consider unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering.

Amendment; Cancellation
We may amend the terms of this rights offering or extend the subscription period. In the event of a material amendment to the terms of this rights offering, we will distribute an amended prospectus supplement to stockholders of record, extend the expiration of this rights offering and offer all holders who have exercised their subscription rights a period of time to revoke their previously exercised subscriptions. We also reserve the right to cancel this rights offering at any time prior to the expiration date for any reason. If this rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable to those persons who subscribed for shares in this rights offering.

Return of Funds
If this right offering is cancelled for any reason, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.  If you are not allocated the full amount of shares for which you oversubscribe, you will receive a refund of the subscription price, without interest or deduction, that you delivered for those shares of our common stock that are not allocated to you.  The subscription agent will mail such refunds as soon as practicable after completion of this rights offering.

No Board Recommendation
Our board of directors is not making any recommendation regarding your exercise of the subscription rights. The trading price of our common stock may decline during or after this rights offering. We cannot assure you that you will be able to sell shares purchased in this rights offering at a price equal to or greater than the subscription price. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and this rights offering. See "Risk Factors" of this prospectus supplement for further discussion.

Issuance of Common Stock
If you purchase shares of common stock through this rights offering, we will issue those shares to you through DTC as soon as practicable after the completion of this rights offering. Stock certificates will not be issued for shares of our common stock purchased in this rights offering. If you are not a DTC participant, all shares that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record.

Listing of Common Stock
Our common stock trades on the Nasdaq Global Select Market under the symbol "ESEA," and the shares to be issued in connection with this rights offering will also be listed on the Nasdaq Global Select Market under the same symbol.

Listing of Rights	The subscription rights will not be listed or traded.

Certain Material U.S. Federal Income Tax Consequences
A U.S. Holder, as defined in "Certain Material U.S. Federal Income Tax Consequences" to this prospectus supplement, should not recognize income, gain, or loss for U.S. federal income tax purposes upon the receipt and exercise of the subscription rights. See "Certain Material U.S. Federal Income Tax Consequences" of this prospectus supplement for further discussion.

You should consult your own tax advisors concerning the U.S. federal income tax consequences of the receipt, exercise, expiration, and sale of the subscription rights in light of your own particular circumstances and any consequences arising under the laws of any state, local, or foreign taxing jurisdiction.

Subscription Agent	American Stock Transfer & Trust Company, LLC.

Information Agent	Phoenix Advisory Partners

Shares of Common Stock Outstanding Before this Rights Offering	As of May 14, 2012, there were 31,167,211 shares of our common stock outstanding.

Shares of Common Stock Outstanding After Completion of this Rights Offering
We will issue up to 13,852,094 shares of common stock in this rights offering, depending on the number of subscription rights that are exercised. Based on the number of shares of common stock outstanding as of May 14, 2012, if we issue 13,852,094 shares of common stock available to be purchased in this rights offering, we would have 45,019,305 shares of common stock outstanding following the completion of this rights offering.

Risk Factors
Our business is subject to uncertainties and risks. Stockholders considering making an investment by exercising subscription rights in this rights offering should carefully read and consider the information discussed under the heading "Risk Factors" in this prospectus supplement, together with the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information discussed under the heading "Risk Factors" in our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 27, 2012; and any subsequently filed Current Reports on Form 6-K, including all amendments thereto, before making a decision to invest in our common stock. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Fees and Expenses
We will pay the fees and expenses related to this rights offering. However, you are responsible for all commissions, fees and other expenses, including brokerage commissions and transfer taxes, incurred in connection with the exercise of your subscription rights.

 RISK FACTORS

 An investment in our common stock involves risks and uncertainties. You should consider carefully the following information about these risks and uncertainties before buying shares of our common stock, together with the risks set forth in the section entitled "Risk Factors" in the accompanying prospectus and our annual report on Form 20-F for the fiscal year ended December 31, 2011, and similar sections in subsequent filing, which are incorporated by reference in this prospectus supplement. The occurrence of any of the risks described below could adversely affect our business prospects, financial condition or results of operations. In that case, the trading price of our stock could decline, and you could lose all or part of the value of your investment.

Risks Related to this Rights Offering

 The subscription price determined for the rights offering is not an indication of the fair value of our common stock.

 Our board of directors determined the subscription price after considering the likely cost of obtaining capital from other sources, the size and timing of the rights offering, and the price at which our stockholders might be willing to participate in the rights offering, among other things. The subscription price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of the common stock to be offered in the rights offering. After the date of this prospectus supplement, our common stock may trade at prices above or below the subscription price.

The price of our common stock is volatile and may decline before or after the subscription rights expire or after you exercise your subscription rights, which means that you could be committed to buying shares of our common stock above the prevailing market price.

 The market price of our common stock could be subject to wide fluctuations in response to numerous factors, including the rights offering and reports on our recent performance, as well as factors that have little to do with us or our performance, and these fluctuations could materially reduce our stock price. These factors include, among other things, actual or anticipated variations in our operating results and cash flow, the nature and content of our earnings releases, and our competitors' and customers' earnings releases, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for similar stocks, the number of shares of our common stock outstanding, changes in capital markets that affect the perceived availability of capital to companies in our industries, governmental legislation or regulation, currency and exchange rate fluctuations, as well as general economic and market conditions, such as recessions. In addition, the market price of our common stock historically has experienced significant price and volume fluctuations similar to those experienced by the broader stock market in recent years. These broad market fluctuations may cause declines in the market price of our common stock.

 We cannot assure you that the public trading market price of our common stock will not decline after you elect to exercise your subscription rights. If that occurs, you may have committed to buy shares of common stock in the rights offering at a price greater than the prevailing market price and could have an immediate unrealized loss. Moreover, we cannot assure you that, following the exercise of your rights, you will be able to sell your common stock at a price equal to or greater than the subscription price, and you may lose all or part of your investment in our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

 We are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities. The market price of our common stock could decline as a result of the sales of shares of common stock or similar securities in the market made after this offering or the perception that such sales could occur.

We have broad discretion in the use of net proceeds from this offering and may not use the proceeds effectively.

 As set forth under "Use of Proceeds" herein, we will have broad discretion in determining how the proceeds of this offering will be used. While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this rights offering. Investors in this rights offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds of this offering.

Because we do not have any formal commitments from any of our stockholders to participate in this rights offering, and have not entered into a standby purchase agreement with any person concerning this rights offering, the net proceeds we receive from this rights offering may be lower than currently anticipated and the gross proceeds may be less than $15.2 million.

 We do not have any binding commitments from any of our stockholders to participate in this rights offering and we cannot assure you that any of our other stockholders will exercise all or any part of their basic subscription privilege or their oversubscription privilege. If our stockholders subscribe for fewer shares of our common stock than anticipated, the gross proceeds may be less than $15.2 million. Although Friends has indicated to us its intentions to exercise its basic subscription privilege in full and participate in the oversubscription privilege, we have not entered into any agreements with Friends obligating it to do so. Friends may elect not to participate in this offering at any time. In addition, we are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock subscribed for through the basic subscription privilege or the oversubscription privilege. Therefore, there is no certainty that any shares will be purchased pursuant to the rights offering and there is no minimum purchase requirement as a condition to our accepting subscriptions.

Depending on the participation of Friends and our other shareholders in this rights offering, Friends could own more than 50% of our common stock after the completion of our rights offering, thus giving it control over the Company.

Friends owned approximately 35.9% of our outstanding shares of common stock as of the record date.  Assuming no other holders exercise their rights in this offering, and that Friends exercises its basic in full as it has indicated, after giving effect to this offering, Friends would own approximately 44.7% of our outstanding common stock.  If Friends will also exercise its oversubscription privilege, its percentage ownership of our common stock may further increase based on the amount of oversubscribed shares that it will receive and, depending on (a) the amount of shares that Friends acquires as a result of its exercise of its oversubscription privilege and (b) the percentage of shareholders that exercise their subscription privilege and oversubscription privilege, Friends could own more than 50% of our outstanding common stock after completion of our rights offering.  If Friends owns more than 50% of our outstanding common stock, it would have a controlling position in our company and would be able to determine the election of our board and have the ability to control votes of matters brought before our shareholders.

We may cancel this rights offering at any time prior to the expiration of the subscription period, and neither we nor the subscription agent will have any obligation to you except to return your subscription payment.

 We may at our sole discretion cancel this rights offering at any time prior to the expiration of the subscription period. If we elect to cancel this rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return to you, without interest or deduction, as soon as practicable any subscription payments.

Because you may not revoke or change your exercise of the subscription rights, you could be committed to buying shares above the prevailing trading price at the time this rights offering is completed.

 Once you exercise your subscription rights, except in limited circumstances relating to a material amendment to the terms of this rights offering, you may not revoke or change the exercise. The trading price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights, and afterwards, the trading price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing trading price and could have an immediate unrealized loss. Our common stock is traded on the Nasdaq Global Select Market under the symbol "ESEA," and the closing sale price of our common stock on the Nasdaq Global Select Market on May 21, 2012, was $1.30 per share. There can be no assurances that the trading price of our common stock will equal or exceed the subscription price at the time of exercise or at the expiration of the subscription period or thereafter.

Further, material information may become available between the date of this prospectus supplement and the expiration date of this rights offering which could impact your decision to exercise your rights. If you exercise your subscription rights prior to obtaining any such information, you still will not be able to revoke your prior exercise of your subscription rights.

You may not be able to resell any shares of our common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the subscription period or be able to sell your shares at a price equal to or greater than the subscription price.

 If you exercise subscription rights, you may not be able to resell the common stock purchased by exercising your subscription rights until you, or your broker, dealer, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you purchased in this rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after completion of this rights offering, there may be a delay between the expiration date of this rights offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell your common stock at a price equal to or greater than the subscription price.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights will be rejected.

 Stockholders who desire to purchase shares in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration date of this rights offering. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the subscription period. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the subscription period. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, your payment does not clear or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering prior to the expiration of the subscription period, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form. We have the sole discretion to determine whether the exercise of your subscription rights properly and timely follows the subscription procedures.

If you do not fully exercise your basic subscription privilege and this rights offering is completed, your interest in us will most likely be significantly diluted. In addition, if you do not exercise your basic subscription privilege in full and the subscription price is less than the fair value of our common stock, then you would experience an immediate dilution of the aggregate fair value of your shares, which could be substantial.

 We may issue up to 13,852,094 shares of common stock in this rights offering. The purchase price of our common stock in this rights offering, which is $1.10, represents an approximately 25% discount to the volume-weighted average price of our common stock for the two week period ended May 18, 2012.

If you do not choose to fully exercise your basic subscription privilege, your percentage ownership interest in us will decrease if this rights offering is completed, and if you do not exercise your basic subscription privilege at all, your percentage ownership in us could decrease significantly. In addition, if you exercise your basic subscription privilege in full but do not exercise your oversubscription privilege and other stockholders exercise both their basic and oversubscription privileges, the percentage of our common stock owned by those other stockholders will increase. For example, if you own 1,000,000 shares of common stock before this rights offering, or approximately 3.21% of our common stock, and you do not exercise any of your basic or oversubscription privileges while all other stockholders exercise their subscription privileges in full, then your percentage ownership will be reduced to approximately 2.22%. In addition, if you do not exercise your basic subscription privilege in full and the subscription price is less than the fair value of our common stock, you would experience immediate dilution of the value of your shares relative to what your value would have been had our common stock been issued at fair value. This dilution could be substantial.

In administering this rights offering, we will be relying on statements, representations and other information provided to us by third parties.

 In administering the exercising of rights and the pro rationing of oversubscription privileges in this rights offering, we will rely on the accuracy of various statements and representations provided to us by brokers, dealers, holders of rights and other third parties. If these statements or representations are false or inaccurate, it may delay or otherwise negatively effect our or the subscription agent's ability to administer this rights offering in accordance with the terms and conditions described in this prospectus supplement.

USE OF PROCEEDS

 The net proceeds to us from this rights offering will depend on the number of subscription rights that are exercised. If each stockholder exercises its subscription rights in full, at a subscription price of $1.10 per share, we will receive gross proceeds of approximately $15.2 million in this rights offering. We currently estimate that the expenses of the rights offering will be approximately $0.3 million. Accordingly, if each stockholder exercises its subscription rights in full at a subscription price of $1.10 per share, we expect to receive net proceeds of approximately $14.9 million from this rights offering.

 We intend to use the proceeds from this rights offering to renew and expand our fleet, to participate in joint ventures with the objective to acquire vessels and for general corporate purposes.

  DILUTION

 Purchasers of our common stock in the rights offering will experience an immediate accretion of their shares of our common stock. At March 31, 2012, we had a net tangible book value of approximately $201.2 million, or $6.46 per share of our common stock held by continuing stockholders. After giving effect to the sale of up to 13,852,094 shares of our common stock in the rights offering and after deducting transaction and offering expenses, the pro forma net tangible book value at March 31, 2012 attributable to holders of our common stock would have been $216.2 million, or $4.80 per share of our common stock. The following table illustrates this per share accretion.

Subscription price	$1.10
Net tangible book value per share at March 31, 2012, before the rights offering	$6.46
Pro forma net tangible book value per share after giving effect to the rights offering	$4.80
Pro forma net tangible book value per share to purchasers in excess of subscription price	$3.70

CAPITALIZATION

 The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2012, on an actual basis, on an as-adjusted basis to give effect to loan repayments of $1.5 million up to May 24, 2012 and the dividend declared on May 15, 2012 of $1.3 million and on an as further adjusted basis to give effect to the sale of all 13,852,094 shares of common stock offered in this rights offering at a price of $1.10 per share resulting in net proceeds of approximately $14.9 million after $0.3 million of estimated offering expenses. The following information should be read in conjunction with our consolidated financial statements and the notes thereto included in our Current Report on Form 6-K for the three months ended March 31, 2012, the information provided in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2012	As adjusted	As further adjusted
Current portion of long term debt	10,912,000	9,459,000	9,459,000
Total long term debt, net of current portion	59,463,000	59,463,000	59,463,000
Total debt	70,375,000	68,922,000	68,922,000
Shareholders' equity:
Common stock, $0.03 par value; 100,000,000 shares authorized on an actual and as adjusted basis; 31,167,211 shares issued and outstanding on an actual basis and as adjusted basis; 45,019,305 shares issued and outstanding on an as further adjust basis	935,017	935,017	1,350,580
Preferred stock, $0.01 par value; 20,000,000 shares authorized on an actual and as adjusted basis and as further adjusted basis; 0 shares issued and outstanding	—	—	—
Additional paid-in capital	237,042,893	237,042,893	251,564,633
Accumulated deficit as of March 31, 2012	(36,394,031)	(37,655,619)	(37,655,619)

Total shareholders' equity	201,583,879	200,322,291	215,259,594
Total capitalization	271,958,879	269,244,291	284,181,594

There have been no significant changes to our capitalization since March 31, 2012, as so adjusted.  Our debt is secured by mortgages on some of our vessels.  The table above does not include 372,500 shares of unvested stock incentive awards.

As of March 31, 2012, we had $35.7 million in cash and cash equivalents including restricted cash and cash in retention accounts of $5.9 million and, on an "as further adjusted" basis as described above and taking into account the factors set forth below, cash and cash equivalents are approximately $46.2 million.  This amount reflects (i) loan repayments of $1.5 million, (ii) payment of dividends of $1.2 million, (iii) advancement of $1.8 million to Euromar LLC for a capital call related to a vessel acquisition, and (iv) net proceeds of the rights offering hereby.

THE RIGHTS OFFERING

 The Subscription Rights

 We distributed to holders of our common stock as of 5:00 p.m., Eastern Daylight Time, on May 14, 2012, which is the record date for this rights offering, at no charge, non-transferable subscription rights to purchase shares of our common stock. If you were a holder of our common stock at that time, you received one subscription right for each 2.25 shares of common stock you owned as of 5:00 p.m., Eastern Daylight Time, on the record date. The subscription rights will be evidenced by subscription rights certificates. Subscription rights may be exercised at any time during the subscription period, which commences on May 25, 2012, and continues through the expiration date for this rights offering, which is 5:00 p.m., Eastern Daylight Time, on June 15, 2012. You are not required to exercise any of your subscription rights.

Basic Subscription Privilege

 Each subscription right has a basic subscription privilege that will entitle you to purchase one share of our common stock at a subscription price of $1.10 per share. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.

Oversubscription Privilege

 If you exercise your basic subscription privilege in full with respect to all subscription rights you hold at the time of exercise, you will also have an oversubscription privilege to purchase any shares that our other subscription rights holders do not purchase under their basic subscription privilege. If you have fully exercised your basic subscription privilege as described in the last sentence, you will be eligible to exercise this oversubscription privilege because you were a holder of common stock on the record date. The subscription price for shares purchased pursuant to the oversubscription privilege will be the same as the subscription price for the basic subscription privilege. Thus, you may purchase additional shares of our common stock by exercising the oversubscription privilege at a price of $1.10 per share so long as all of the basic subscription rights held by other holders of rights are not exercised in full.

 You may exercise your oversubscription privilege only if you exercise your basic subscription privilege in full with respect to all subscription rights you hold at the time of exercise. However, you may exercise your basic subscription privilege in full without exercising your oversubscription privilege. To determine if you have fully exercised your basic subscription privilege, we will consider only the basic subscription privilege held by you in the same capacity at the time of exercise. For example, if you were granted subscription rights for shares of our common stock that you own individually and shares of our common stock that you own jointly with your spouse, you may exercise your oversubscription privilege with respect to the subscription rights you own individually, as long as you fully exercise your basic subscription privilege with respect to your individually owned subscription rights. You will not, however, be able to exercise the oversubscription privilege you own collectively with your spouse unless the basic subscription privilege collectively owned by you and your spouse is fully exercised. You do not have to subscribe for any shares under the basic subscription privilege owned jointly with your spouse to exercise your individual oversubscription privilege.

 When you complete the portion of your subscription rights certificate to exercise your oversubscription privilege, you will be representing and certifying that you have fully exercised your basic subscription privilege as to the rights you hold in that capacity at the time of exercise. You must exercise your oversubscription privilege at the same time you exercise your basic subscription privilege in full. You must fully exercise you basic subscription privilege for all subscription rights you hold at the time of exercise in order to exercise your oversubscription privilege.

 If holders exercise oversubscription privileges for more shares than are available to be purchased pursuant to the oversubscription privileges, we will allocate the shares of our common stock to be issued pursuant to the exercise of the oversubscription privilege pro rata among those oversubscribing holders. "Pro rata" means to each oversubscribing holder based on the number of shares such holder purchased pursuant to the exercise of its basic subscription privilege in proportion to the total number of shares purchased by all oversubscribing holders pursuant to the exercise of their basic subscription privileges. For example, if Holder A purchased 100 shares pursuant to its basic subscription privilege and Holder B purchased 200 shares pursuant to its basic subscription privilege, and Holder A and Holder B both exercise their respective oversubscription privileges and elect to each purchase an additional 100 shares, but there were only 100 total shares available to fulfill all oversubscription requests, then Holder A would receive 33.33 (or when rounded down to the nearest whole share, 33) shares and Holder B would receive 66.66 (or when rounded up to the nearest whole share, 67) shares. In the event that, after the allocation of the excess shares described above, there remain shares that have not been allocated (because of rounding or otherwise), the subscription agent shall allocate all remaining shares offered hereunder among those holders not allocated all of the shares for which they have exercised their oversubscription privilege in proportion to their pre-offering ownership percentage. Each holder participating in the oversubscription must pay the full amount for all shares of common stock requested in the oversubscription no later than 5:00 p.m. Eastern Daylight Time on the expiration date (the same time such holder pays for the shares purchased by exercising its basic subscription privilege). If you render payment for a fewer number of shares of common stock than you are electing to receive in the oversubscription, you will only be eligible to receive such fewer number of shares (if those shares are available for purchase in the oversubscription).

 If there is a pro rata allocation of the remaining shares of our common stock and you would otherwise receive an allocation of a greater number of shares than you subscribed for under your oversubscription privilege, then we will allocate to you only the number of shares for which you subscribed. We will allocate the remaining shares among all other holders exercising their oversubscription privilege. If you are not allocated the full amount of shares for which you over-subscribe, you will receive a refund of the subscription price, without interest or deduction, that you delivered for those shares of our common stock that are not allocated to you. The subscription agent will mail such refunds as soon as practicable after the completion of this rights offering. Using the above example, both Holder A and Holder B must pay for the 100 shares they each elected to receive in the oversubscription no later than 5:00 p.m. Eastern Daylight Time on the expiration date even though each will receive only 34 and 67 shares of common stock, respectively, due to prorationing. We will refund to each of Holder A and Holder B, without interest or deduction, the difference between the amount paid by each of Holder A and Holder B for the 100 shares elected and the purchase price for the 34 and 67 shares each actually received by such holder.

 In order to exercise the oversubscription privilege, brokers, dealers, custodian banks and other nominee subscription rights holders who exercise the oversubscription privilege on behalf of beneficial owners must certify to the subscription agent and to us with respect to each beneficial owner:

•	the number of subscription rights exercised under the basic subscription privilege; and

•	the number of shares subscribed for under the oversubscription privilege.

If your shares are held by a broker, dealer, custodian bank or other nominee in book-entry form through DTC, then, in addition to the other materials required to be submitted to the subscription agent to exercise your subscription rights, a Nominee Holder Certification will also be required. See "— Method of Exercising Subscription Rights — Subscription by DTC Participants."

No Fractional Shares Will Be Issued

 We will not issue fractional shares. Fractional shares of common stock resulting from the exercise of the basic subscription privilege or the oversubscription privilege will be eliminated by rounding to the nearest whole share, with the total subscription payment being adjusted accordingly. You may only exercise your subscription rights to purchase, at the subscription price, a whole number of shares, rounded to the nearest whole number you are otherwise entitled to purchase. For example, if you owned 111 shares of common stock as of 5:00 p.m., Eastern Daylight Time, May 14, 2012, you would receive 44.4 subscription rights, which would entitle you to purchase 44.4 shares (44 when rounded up to the nearest whole share) at the subscription price of $1.10 per share.

Subscription Price

 Our board of directors determined the subscription price considering the likely cost of capital from other sources, the size and timing of the rights offering, the price at which our stockholders might be willing to participate in the rights offering and historical and current trading prices of our common stock. In addition, our board of directors also reviewed and considered analysis from Seaborne concerning prior rights offerings by other companies and the range of discounts that the subscription prices represented to their prevailing and historical trading prices for those offerings. The last trading price for shares of our common stock on May 21, 2012 was $1.30 per share. The subscription price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of the common stock to be offered in the rights offering.

 The trading price of our common stock may decline during or after this rights offering. We cannot assure you that you will be able to sell shares purchased in this rights offering at a price equal to or greater than the subscription price. We do not intend to change the subscription price in response to changes in the trading price of our common stock, although we reserve the right to do so. We urge you to obtain a current quote for our common stock before exercising your subscription rights.

Expiration Time and Date

 The subscription rights will expire at 5:00 p.m., Eastern Daylight Time, on June 15, 2012, unless we extend the subscription period and consequently the initial expiration date. After the expiration of the subscription period, all unexercised subscription rights will be null and void. We will not be obligated to honor any purported exercise of subscription rights which the subscription agent receives after the expiration of this rights offering, regardless of when you sent the documents regarding that exercise, unless you have used the guaranteed delivery procedures described under "— Notice of Guaranteed Delivery." Shares purchased in this rights offering will be issued through DTC and any subscription payments received for shares not allocated or validly purchased will be returned, as soon as practicable following the expiration date of this rights offering.

Cancellation; Extensions; Amendments

 We may cancel, extend or otherwise amend this rights offering, in whole or in part, if at any time before completion of this rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to this rights offering that in the sole judgment of our board of directors would or might make this rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of this rights offering. In addition, we reserve the right, in our sole discretion, to cancel, extend or otherwise amend the terms of this rights offering for any reason prior to the expiration date of this rights offering. If we amend this rights offering for such reason, holders who have previously exercised their subscription rights would be entitled to revoke their previous exercise of subscription rights. We will notify you of any cancellation, extension or amendment by issuing a press release. In the event of a material amendment to the terms of this rights offering, we will distribute an amended prospectus supplement to stockholders of record, extend the expiration of this rights offering and offer all holders who have exercised their subscription rights a period of time to revoke their previously exercised subscriptions. If we cancel this rights offering, in whole or in part, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

Reasons for this Rights Offering

 In authorizing this rights offering, our board of directors evaluated our future need for additional liquidity and our need for increased financial flexibility in order to enable us to achieve our business plan and growth strategy. In the course of this process, our board of directors consulted with our senior management and Seaborne Capital Advisors Ltd., which was engaged by our board of directors to provide independent financial advisory services in connection with this rights offering. Our board considered a number of factors in favor of this rights offering, including the following:

•
our financial condition, results of operations and cash flow, including a decrease in voyage revenues, which could ultimately lead to our inability to comply with the financial covenants contained in our existing credit facilities;

•	the current market conditions that present vessel acquisition opportunities at historically low prices;

•	our board of directors' view that this rights offering would enhance our capital structure;

•	the cost and likelihood of obtaining capital from other sources or transactions;

•
the fact that this rights offering would enable all of our stockholders to participate in a material portion of the transaction and mitigate the dilution they might otherwise experience from another equity financing transaction;

•	the fact that a rights offering could potentially increase our public float; and

•	the fees and expenses to be incurred by us in connection with this rights offering as compared to other forms of capital raising.

Our board of directors also considered the following factor adverse to this rights offering:

•	the fact that if certain of our stockholders do not exercise their subscription rights in full, they may be substantially diluted after completion of this rights offering.

After weighing the factors discussed above and the effect of the $14.9 million in additional capital, after expenses, that may be generated by the sale of shares pursuant to the rights offering, our board of directors determined that the rights offering is in the best interests of the Company and its stockholders. As described in the section of this prospectus supplement entitled "Use of Proceeds," we are conducting the rights offering to raise up to approximately $14.9 million in equity capital, the proceeds of which we plan to use to renew and expand our fleet, to participate in joint ventures with the objective to acquire vessels and for general corporate purposes. Although we believe that the rights offering will strengthen our financial condition, our board of directors is not making any recommendation as to whether you should exercise your subscription rights.

Method of Exercising Subscription Rights

 The exercise of subscription rights is irrevocable (except in limited circumstances relating to a material amendment of the terms of this rights offering) and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders

 To exercise your basic subscription privilege and your oversubscription privilege, you must properly complete and execute the subscription rights certificate, together with any required signature guarantees, and forward it, together with payment in full of the subscription price for each share of our common stock you are subscribing for, including any shares you subscribe for pursuant to the oversubscription privilege, to the subscription agent at the address set forth under "— Subscription Agent" below, on or prior to the expiration date.

Subscription by DTC Participants

 If your subscription rights are held of record through DTC, you may exercise your basic subscription privilege and your oversubscription privilege by instructing DTC to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your oversubscription privilege, if any, and payment in full of the subscription price for each share of our common stock that you subscribed for, including any shares pursuant to the oversubscription privilege. Except as described under the subsection titled "— Notice of Guaranteed Delivery," subscriptions accepted by the subscription agent via a Notice of Guaranteed Delivery must be delivered to the subscription agent with payment before the expiration of the subscription period.

Subscription by Beneficial Owners through a Broker, Dealer, Custodian Bank or Other Nominee

 If you are a beneficial owner of shares of our common stock who holds common stock through a broker, dealer, custodian bank or other nominee, we will ask your broker, dealer, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your subscription rights, you will need to have your broker, dealer, custodian bank or other nominee act for you and exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m., Eastern Daylight Time, on June 15, 2012, the expiration date of this rights offering, and payment must also clear prior to the expiration of this rights offering. If you hold certificates of our common stock directly and would prefer to have your broker, dealer, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you.

 To indicate your decision with respect to your subscription rights, in addition to any other procedures your broker, dealer, custodian bank or other nominee may require, you should complete and return to your broker, dealer, custodian bank or other nominee, the form entitled "Beneficial Owner Election Form" such that it will be received by them by 5:00 p.m., Eastern  Daylight Time, on June 14, 2012, the last business day prior to the expiration date of this rights offering. You should receive this form from your broker, dealer, custodian bank or other nominee with the other subscription rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, dealer, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, dealer, custodian bank or nominee or if you receive it without sufficient time to respond.

Payment Method

 Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you wish to acquire under the basic subscription privilege and the oversubscription privilege by either:

•	certified or cashier's check or bank draft drawn upon a U.S. bank and payable to "American Stock Transfer & Trust Company, LLC. (acting as subscription agent for Euroseas Ltd.)"; or

•	U.S. postal money order payable to "American Stock Transfer & Trust Company, LLC (acting as subscription agent for Euroseas Ltd.)."

American Stock Transfer & Trust Company, LLC is acting as the subscription agent for this rights offering under an agreement with us. All subscription rights certificates, payments of the subscription price and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to American Stock Transfer & Trust Company, LLC as follows:

 By express mail or courier:

 American Stock Transfer & Trust Company, LLC
Operations Center
Attention: Reorganizations Department
6201 15th Avenue
Brooklyn, NY 11219

 By mail:

 American Stock Transfer & Trust Company, LLC
Operations Center
Attention: Reorganizations Department
P.O. Box 2042New York, NY 10272-2042

 You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus supplement to Phoenix at (877) 478-5038.

Receipt of Payment

 Your payment will be considered received by the subscription agent only upon receipt by the subscription agent of any certified or cashier's check or bank draft drawn upon a U.S. bank or any U.S. postal money order. Payment received after the expiration of the subscription period will not be honored, and, in that case, the subscription agent will return your payment to you, without interest or deduction, as soon as practicable. For the exercise of a subscription right to be effective, your subscription rights certificate, together will full payment of the subscription price, must be received by the subscription agent by 5:00 p.m., Eastern Daylight Time, on the expiration date of this rights offering, and payment must clear prior to the expiration of this rights offering.

 If you use the mail, we recommend that you use an insured overnight carrier that provides delivery tracking. If you cannot deliver your subscription rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under "— Notice of Guaranteed Delivery."

 If you choose to exercise your subscription rights, the subscription agent will send you, no later than ten days after the expiration date, a confirmation showing (i) the number of shares of common stock purchased pursuant to your basic subscription privilege and, if applicable, your oversubscription privilege, (ii) the per share and total purchase price for all of the shares of common stock acquired by you, (iii) any excess to be refunded to you as a result of payment for shares of common stock pursuant to your oversubscription privilege that you are not acquiring, and (iv) any additional amount payable by you or any excess to be refunded to you.

Instructions for Completing Your Subscription Rights Certificate

 You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. Do not send subscription rights certificates or payments to us. Except as described below under "— Notice of Guaranteed Delivery," we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not us or the subscription agent.

 The method of delivery of subscription rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by express mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period for this rights offering.

Missing or Incomplete Subscription Information

 If you do not indicate the number of subscription rights being exercised, or do not deliver full payment of the total subscription price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription rights with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you would owe for exercise of your basic subscription privilege in full, you will be deemed to have exercised your oversubscription privilege to purchase the maximum number of shares of our common stock that could be purchased with your over-payment. If the oversubscription payment is not received, oversubscription amounts you elected will be reallocated among stockholders who have elected to participate in the oversubscription privilege and who have made timely payment. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of this rights offering.

No Transfer of Subscription Rights

 The subscription rights cannot be transferred.

Subscription Agent

 American Stock Transfer & Trust Company, LLC. is acting as the subscription agent for this rights offering under an agreement with us. All subscription rights certificates, payments of the subscription price and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to American Stock Transfer & Trust Company, LLC as follows:

 By express mail or courier:

 American Stock Transfer & Trust Company, LLC
Operations Center
Attention: Reorganizations Department
6201 15th Avenue
Brooklyn, NY 11219

 By mail:

 American Stock Transfer & Trust Company, LLC
Attention: Reorganization Department
P.O. Box 2042
New York, NY 10272-2041

 You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus supplement to Phoenix at (877) 478-5038.

 We will pay the fees and expenses of American Stock Transfer & Trust Company, LLC. We have also agreed to indemnify American Stock Transfer & Trust Company, LLC against certain liabilities in connection with this rights offering.

 If you deliver subscription documents, subscription rights certificates or notices of guaranteed delivery in a manner different than that described in this prospectus supplement, then we may not honor the exercise of your subscription privilege.

Fees and Expenses

 We will pay all fees charged by the subscription agent and the information agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights. Neither the subscription agent nor we will pay such expenses.

Medallion Guarantee May Be Required

 Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Notice To Brokers and Nominees

 If you are a broker, dealer, custodian bank or other nominee holder that holds shares of our common stock for the account of others on this rights offering record date, you should notify the respective beneficial owners of such shares of this rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the subscription rights offering record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee Holder Certification" that we will provide to you with your subscription rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Notice of Guaranteed Delivery

 If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the subscription rights certificate evidencing your subscription rights to the subscription agent, on or before the time this rights offering expires, you may exercise your subscription rights by the following guaranteed delivery procedures:

•
deliver to the subscription agent on or prior to this rights offering expiration date your subscription price payment in full for each share you subscribed for under your subscription privilege in the manner set forth above in "— Payment Method";

•
deliver to the subscription agent on or prior to the expiration date the form entitled "Notice of Guaranteed Delivery," substantially in the form provided with the Instructions as to Use of Subscription Rights Certificates distributed with your subscription rights certificates; and

•
deliver the properly completed subscription rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to the subscription agent within three business days following the date of your Notice of Guaranteed Delivery. For purposes of these Notice of Guaranteed Delivery procedures, "business day" means any day on which trading is conducted on the Nasdaq Global Select Market.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions as to Use of Subscription Rights Certificates, which will be distributed to you with your subscription rights certificate. Your Notice of Guaranteed Delivery must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

In your Notice of Guaranteed Delivery, you must state:

•	your name;

•
the number of subscription rights represented by your subscription rights certificate, the number of shares of our common stock for which you are subscribing under your basic subscription privilege and the number of shares of our common stock for which you are subscribing under your oversubscription privilege, if any; and

•
your guarantee that you will deliver to the subscription agent any subscription rights certificates evidencing the subscription rights you are exercising within three business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your subscription rights certificates at the address set forth above under "— Subscription Agent."

 The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you request them. Please call Phoenix, the information agent, at (877) 478-5038 to request any copies of the form of Notice of Guaranteed Delivery.

 In the case of holders of subscription rights that are held of record through DTC, those subscription rights may be exercised by instructing DTC to transfer subscription rights from that holder's DTC account to the subscription agent's DTC account, together with payment of the full subscription price. The Notice of Guaranteed Delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP. Notices of guaranteed delivery and payments should be mailed or delivered to the appropriate addresses set forth under "— Subscription Agent."

Questions About Exercising Subscription Rights

 If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document, the Instructions as to the Use of Subscription Rights Certificates or the Notice of Guaranteed Delivery, you should contact Phoenix, the information agent, at (877) 478-5038.

Validity of Subscriptions

 We will resolve all questions regarding the validity and form of the exercise of your subscription privileges, including time of receipt and eligibility to participate in this rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable (except in limited circumstances relating to a material amendment of the terms of this rights offering), and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us at our sole discretion. Neither the subscription agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to cancel this rights offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and payment of the full subscription amount have been received by the subscription agent. Our interpretations of the terms and conditions of this rights offering will be final and binding.

Segregated Account; Return of Funds

 The subscription agent will hold funds received in payment for shares of the common stock in a segregated account pending completion of this rights offering. The subscription agent will hold this money until this rights offering is completed or is cancelled. If this rights offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or deduction, as soon as practicable.

Certificates for Shares of Common Stock

 Stock certificates will not be issued for shares of our common stock offered in this rights offering. As soon as practicable after the expiration of the subscription period, the subscription agent will arrange for issuance through DTC to each subscription rights holder of record that has validly exercised its basic subscription privilege, the shares of common stock purchased pursuant to the basic subscription privilege. Shares subscribed for pursuant to the oversubscription privilege will be delivered through DTC as soon as practicable after the expiration date of this rights offering and following the completion of any pro-rations as may be necessary in the event the oversubscription requests exceed the number of shares not subscribed for pursuant to the basic subscription privilege. If you are not a DTC participant, all shares that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record.

Rights of Subscribers

 You will have no rights as a holder of our common stock with respect to the shares of our common stock underlying the subscription rights until your account, or your account at your broker, dealer, custodian bank or other nominee is credited with the shares of our common stock purchased in this rights offering. You will have no right to revoke your subscriptions after you deliver your completed subscription rights certificate, payment and any other required documents to the subscription agent.

Foreign and Other Stockholders

 We will not mail subscription rights certificates to stockholders whose registered addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold these subscription rights certificates for their account. To exercise subscription rights, our foreign stockholders and stockholders with an army post office or foreign post office address must notify the subscription agent prior to 11:00 a.m., Eastern Daylight Time, at least three business days prior to the expiration date of this rights offering by completing an international holder subscription form which will be delivered to those holders in lieu of a subscription rights certificate and sending it by mail to the subscription agent at the address set forth under "— Subscription Agent."

No Revocation or Change

 Once you submit the form of subscription rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable (except in limited circumstances relating to a material amendment to the terms of this rights offering), even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering.

Regulatory Limitation

 We will not be required to issue to you shares of our common stock pursuant to this rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time this rights offering expires, you have not obtained this clearance or approval.

U.S. Federal Income Tax Treatment of Subscription Rights Distribution

 A U.S. Holder, as defined in "Certain Material U.S. Federal Income Tax Consequences" to this prospectus supplement, should not recognize income, gain, or loss for U.S. federal income tax purposes upon the receipt and exercise of the subscription rights. See "Certain Material U.S. Federal Income Tax Consequences" of this prospectus supplement for further discussion.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT, EXERCISE, EXPIRATION, AND SALE OF THE SUBSCRIPTION RIGHTS IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION. WE ARE NOT PROVIDING ANY TAX ADVICE IN CONNECTION WITH THIS RIGHTS OFFERING.

No Recommendation to Subscription Rights Holders

 Our board of directors is not making any recommendation as to whether or not you should exercise or let lapse your subscription rights. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and this rights offering. See "Risk Factors" in this prospectus supplement and in any document incorporated by reference herein or therein.

Shares of Common Stock Outstanding After this Rights Offering

 Based on the 31,167,211 shares of our common stock outstanding as of May 21, 2012, and assuming (i) no options are exercised until the expiration of the subscription period and (ii) 13,852,094 shares available to be purchased in this rights offering are sold, 45,019,305 shares of our common stock will be outstanding upon completion of this rights offering, representing an increase in the number of outstanding shares of our common stock of approximately 44.44%.

Other Matters

 We are not making this rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of this rights offering in those states or other jurisdictions, or change the terms of this rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of this rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in this rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in this rights offering.

  PRICE RANGE OF COMMON STOCK

The trading market for shares of our common stock is the NASDAQ Global Select Market, on which our shares trade under the symbol "ESEA." The following table sets forth the high and low closing prices for shares of our common stock since our listing originally in the OTCBB (under symbols ESEAF.OB and EUSEF.OB), from January 31, 2007 until December 31, 2007 on the NASDAQ Global Market and since January 1, 2008 on the NASDAQ Global Select Market. The prices below have been adjusted for the reverse 1-for-3 common stock split that was effected on October 6, 2006.

Period	Low	High

For The Year Ended
December 31, 2007	$7.00	$20.79
December 31, 2008	$12.00	$16.80
December 31, 2009	$3.51	$6.05
December 31, 2010	$3.31	$4.50
December 31, 2011	$2.26	$4.85

For The Quarter Ended
September 30, 2009	$4.23	$5.30
December 31, 2009	$3.82	$5.02
March 31, 2010	$3.75	$4.50
June 30, 2010	$3.41	$4.17
September 30, 2010	$3.31	$4.09
December 31, 2010	$3.51	$4.15
March 31, 2011	$3.56	$4.83
June 30, 2011	$4.26	$4.85
September 30, 2011	$2.86	$4.40
December 31, 2011	$2.26	$3.48
March 31, 2012	$2.28	$3.05

For The Month Ended
November 2011	$2.78	$3.19
December 2011	$2.26	$2.73
January 2012	$2.44	$2.92
February 2012	$2.73	$3.05
March 2012	$2.28	$2.61
April 2012	$1.85	$2.04
May 1 to May 21, 2012	$1.27	$1.88

On May 21, 2012, the closing price of our common shares as quoted on the NASDAQ Global Select Market was $1.30. At that date, there were 31,167,211 of our common shares issued and outstanding.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

 The following is a discussion of certain material U.S. federal income tax consequences, as of the date of this prospectus supplement, to U.S. Holders (as defined below) of the receipt, exercise, expiration, and disposition of subscription rights received by U.S. Holders in this rights offering. For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of our common stock who holds such shares as a "capital asset" for U.S. federal income tax purposes (generally property held for investment) and is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code (as defined below) have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This discussion does not describe all of the tax consequences that may be relevant to a U.S. Holder in light of its particular circumstances. For example, this discussion does not address:

•
tax consequences to U.S. Holders who may be subject to special tax treatment, such as banks, brokers or dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), certain former citizens or former long-term residents of the United States, regulated investment companies, expatriates, real estate investment trusts, tax-exempt entities, insurance companies, individual retirement accounts or other tax-deferred accounts, or retirement plans;

•	tax consequences to U.S. Holders holding shares of our common stock or subscription rights as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

•	tax consequences to U.S. Holders whose "functional currency" is not the U.S. dollar;

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any, to U.S. Holders; or

•	any state, local, or foreign tax consequences.

If a partnership or other entity classified as a partnership for U.S. federal tax purposes holds shares of our common stock, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our common stock, you are encouraged to consult your own tax advisors concerning the tax treatment of the receipt, exercise, expiration, and disposition of subscription rights received in this rights offering and of the exercise, lapse, and sale of the subscription rights.

 This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, final and temporary Treasury regulations promulgated thereunder, published rulings and judicial decisions as of the date of this prospectus supplement. The foregoing authorities are subject to change or differing interpretations at any time with possible retroactive effect. No advance tax ruling has been or will be sought or obtained from the Internal Revenue Service (the "IRS") regarding the U.S. federal income tax consequences described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a U.S. Holder would ultimately prevail in a final determination by a court.

 THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY U.S. HOLDER. EACH U.S. HOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT, EXERCISE, EXPIRATION, AND DISPOSITION OF SUBSCRIPTION RIGHTS RECEIVED IN THIS RIGHTS OFFERING IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION.

Consequences of the Receipt, Exercise, Expiration, and Disposition of the Subscription Rights

Receipt of the Subscription Rights

 For U.S. federal income tax purposes, a U.S. Holder should not recognize income, gain, or loss upon its receipt of subscription rights in this rights offering. A U.S. Holder's basis in the subscription rights received in this rights offering will generally be zero unless the subscription rights are exercised or disposed of and either (i) the fair market value of the subscription rights on the date such subscription rights are distributed by us is equal to or exceeds 15% of the fair market value on such date of the shares of our common stock with respect to which the subscription rights are received or (ii) such U.S. Holder elects, in its U.S. federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its basis in its shares of our common stock held to the subscription rights. This election is irrevocable and would apply to all of the subscription rights received pursuant to this rights offering. In either case, the U.S. Holder's basis in its shares of our common stock with respect to which the subscription rights are received will be allocated among such shares and the subscription rights received in proportion to their respective fair market values on the date the subscription rights are distributed by us. A U.S. Holder's holding period for the subscription rights will include the U.S. Holder's the holding period in the shares of our common stock with respect to which the subscription rights are received.

Exercise of the Subscription Rights

 For U.S. federal income tax purposes, a U.S. Holder should not recognize income, gain, or loss upon its exercise of subscription rights received in this rights offering. A U.S. Holder's basis in the shares of our common stock acquired upon the exercise of the subscription rights should equal the sum of the subscription price paid for the shares and the U.S. Holder's tax basis, if any, in the subscription rights. The holding period for the shares of our common stock acquired through the exercise of the subscription rights will begin on the date the subscription rights are exercised.

 Notwithstanding the foregoing, if a U.S. Holder exercises subscription rights received in this rights offering after disposing of the shares of our common stock with respect to which the subscription rights are received, then certain aspects of the U.S. federal income tax treatment of the exercise of the subscription rights are unclear, including (i) the allocation of the basis of the shares sold and the subscription rights received in respect of such shares, (ii) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares sold, and (iii) the impact of such allocation on the basis of the shares of our common stock acquired through the exercise of such subscription rights. If a U.S. Holder exercises the subscription rights received in this rights offering after disposing of the shares of our common stock with respect to which the subscription rights are received, such U.S. Holder is encouraged to consult its tax advisors.

Expiration of the Subscription Rights

 For U.S. federal income tax purposes, a U.S. Holder should not recognize income, gain, or loss upon the expiration of the subscription rights received in this rights offering, and the tax basis of the shares of our common stock in respect of which the subscription rights were received will equal their basis before receipt of such subscription rights.

Taxable Sale, Exchange or Other Disposition of the Subscription Rights

 Upon a taxable sale, exchange or other disposition of the subscription rights received in this rights offering, a U.S. Holder will generally recognize gain or loss, if any, equal to the difference between the amount realized on the disposition and such U.S. Holder's tax basis in the subscription rights which were sold, exchange or disposed. A U.S. Holder's amount realized will equal the amount of any cash received plus the fair market value of any other property received for the subscription rights. The gain or loss recognized by a U.S. Holder on the taxable disposition of the subscription rights will generally be capital gain or loss and will generally be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the subscription rights is more than one year. Long-term capital gains of non-corporate taxpayers are currently taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.

  THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY U.S. HOLDER. EACH U.S. HOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT, EXERCISE, EXPIRATION, AND DISPOSITION OF SUBSCRIPTION RIGHTS RECEIVED IN THIS RIGHTS OFFERING IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

PLAN OF DISTRIBUTION

 The common stock offered pursuant to this rights offering is being offered by us directly to all holders of the subscription rights which were initially issued to the holders of our common stock. We intend to distribute subscription rights certificates, copies of this prospectus supplement, the accompanying prospectus and certain other relevant documents to those persons that were holders of our common stock at 5:00, p.m., Eastern Daylight Time, on May 14, 2012, the record date for this rights offering.

 This is not an underwritten offering. The shares of our common stock offered hereby are being directly offered by us. We have not employed any brokers, dealer managers, selling agents or underwriters in connection with the solicitation of exercise of subscription rights.

 American Stock Transfer & Trust Company, LLC is acting as the subscription agent and Phoenix Advisory Partners is acting as the information agent for this rights offering. We have agreed to pay the subscription agent and the information agent customary fees plus certain expenses in connection with this rights offering. We have agreed to indemnify the subscription agent and the information agent against certain liabilities in connection with this rights offering.

 Seaborne Capital Advisors Ltd., or Seaborne has agreed to act as our financial advisor in connection with the rights offering. In connection with this financial advisory role, we have agreed to pay Seaborne a fee of $50,000, and indemnify it against certain liabilities. We are not reimbursing Seaborne for any fees and expenses of counsel.

 We are not paying any commissions, underwriting fees or discounts in connection with this rights offering. Some of our employees may solicit responses from you as a holder of subscription rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with this rights offering will be approximately $0.3 million.

Expenses

We estimate the expenses in connection with this right offering and the issuance and distribution of our common stock therewith to be as follows:

Securities and Exchange Commission Registration Fee	$1,770	*
Nasdaq Listing Fee	$5,000
Legal Fees and Expenses	$100,000
Financial Advisor Fees and Expenses	$50,000
Subscription Agent Fees and Expenses	$20,000
Information Agent Fees and Expenses	$8,500
Printing and Miscellaneous Costs	$114,730
Total	$300,000

* Previously paid.

LEGAL MATTERS

The validity of the shares of common stock issuable upon exercise of the subscription rights will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.

    WHERE YOU CAN FIND MORE INFORMATION

 We file annual and special reports with the Commission.  You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  In addition, you can obtain information about us at the offices of the NASDAQ Global Select Market.  Further information about our company is available on our website at http://www.euroseas.gr.  The information on our website does not constitute a part of this prospectus supplement.

 We have filed with the SEC a registration statement on Form F-3 relating to the shares of common stock covered by this prospectus supplement. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. Any statements made in this prospectus supplement and the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to "incorporate by reference" information that we file with it.  This means that we can disclose important information to you by referring you to those filed documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	Our annual report on Form 20-F for the year ended December 31, 2011 filed with the SEC on April 27 , 2012;

•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on May 16, 2012, correcting a clerical error in our Annual Report on Form 20-F filed with the Commission on April 27, 2012; and

•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on May 16, 2012, which contains our unaudited condensed consolidated balance sheet as of March 31, 2012 and the statements of operations and cash flows for the three months ended March 31, 2012 and 2011, but excluding (i) any statements made by management of the Company, (ii) any references to EBITDA or adjusted EBITDA, (iii) any reference to net loss and loss per share, excluding the effect of unrealized gain and realized losses on derivatives, unrealized gain on trading securities and loss on sale of vessel and (iv) the table titled Reconciliation of Net Loss Excluding the Effect from Gain/Loss on derivatives, Unrealized Gain/Loss on trading securities, Amortization of the Fair Value of Charters Acquired and Loss of Vessel to Net Loss.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not, and any underwriters have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Euroseas Ltd.
4 Messogiou & Evropis Street
151 25 Maroussi, Greece
011 30 211 1804005

Information provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm, and intend to furnish quarterly reports containing selected unaudited financial data for each quarter of each fiscal year. The audited financial statements will be prepared in accordance with accounting principles generally accepted in the United States and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods.  As a "foreign private issuer", we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders.  While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NASDAQ Global Select Market, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.  In addition, as a "foreign private issuer", we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

$400,000,000

Common Shares, Preferred Shares, Debt Securities,
Warrants, Purchase Contracts and Units

Up to 11,177,956 of our Common Shares
Offered by the Selling Shareholder

Through this prospectus, we may periodically offer:

(1)	our common shares,
(2)	our preferred shares,
(3)	our debt securities, which may be guaranteed by one or more of our subsidiaries,
(4)	our warrants,
(5)	our purchase contracts, and
(6)	our units

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

In addition, the selling shareholder named in the section "Selling Shareholder" may sell in one or more offerings pursuant to this registration statement up to 11,177,956 of our common shares that were previously acquired in private transactions or in the open market. We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholder.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares are currently listed on the NASDAQ Global Select Market under the symbol "ESEA". On February 16, 2012, the last reported sale price of our common shares was $2.94 per share.

The aggregate market value of our outstanding common stock held by non-affiliates as of January 13, 2012 is $55,053,956, based on 31,167,211 shares of common stock outstanding, of which 19,592,155 are held by non-affiliates, and a closing price on the Nasdaq Global Select Market of $2.81 on that date.  As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks.  See the section entitled "Risk Factors" beginning on page 9, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 17, 2012.

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	9
PRICE RANGE OF COMMON STOCK	10
USE OF PROCEEDS	11
RATIO OF EARNINGS TO FIXED CHARGES	12
SELLING SHAREHOLDER	13
OUR CAPITALIZATION	14
DIVIDEND POLICY	15
PLAN OF DISTRIBUTION	16
ENFORCEABILITY OF CIVIL LIABILITIES	18
DESCRIPTION OF CAPITAL STOCK	19
DESCRIPTION OF PREFERRED SHARES	27
DESCRIPTION OF WARRANTS	28
DESCRIPTION OF DEBT SECURITIES	29
DESCRIPTION OF PURCHASE CONTRACTS	39
DESCRIPTION OF UNITS	40
TAX CONSIDERATIONS	41
EXPENSES	51
EXPERTS	51
LEGAL MATTERS	51
WHERE YOU CAN FIND ADDITIONAL INFORMATION	51
GLOSSARY OF SHIPPING TERMS	54

i

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Euroseas Ltd., or the Company, desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation.  This prospectus contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as "expects," "intends," "plans," "believes," "anticipates," "estimates," and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	our future operating or financial results;

•	future, pending or recent acquisitions, joint ventures, business strategy, areas of possible expansion, and expected capital spending or operating expenses;

•	drybulk and container shipping industry trends, including charter rates and factors affecting vessel supply and demand;

•	our financial condition and liquidity, including our ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	availability of crew, number of off-hire days, drydocking requirements and insurance costs;

•	our expectations about the availability of vessels to purchase or the useful lives of our vessels;

•	our expectations relating to dividend payments and our ability to make such payments;

•	our ability to leverage to our advantage our manager's relationships and reputations in the drybulk and container shipping industry;

•	changes in seaborne and other transportation patterns;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	potential liability from future litigation;

•	global and regional political conditions;

•	acts of terrorism and other hostilities, including piracy; and

•	other factors discussed in the section titled "Risk Factors."

WE CAUTION READERS OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THEIR DATES.  WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENTS, OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED.  THESE FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF OUR FUTURE PERFORMANCE, AND ACTUAL RESULTS AND FUTURE DEVELOPMENTS MAY VARY MATERIALLY FROM THOSE PROJECTED IN THE FORWARD LOOKING STATEMENTS.

ii

Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process.  Under the shelf registration process, we may sell the common shares, preferred shares, debt securities and related guarantees, warrants, purchase contracts and units described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. In addition, the Selling Shareholder may sell in one or more offerings pursuant to this registration statement up to 11,177,956 of our common shares that were previously acquired in private transactions or in the open market.  This prospectus provides you with a general description of the securities we or the Selling Shareholder may offer.  Each time we or the Selling Shareholder offers securities, we may provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering.  The prospectus supplement may also add, update or change the information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus does not contain all the information provided in the registration statement that we filed with the Commission.  For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under "Where You Can Find Additional Information."

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.

iii

PROSPECTUS SUMMARY

This section summarizes some of the information and consolidated financial statements that appear later in this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information and financial statements that appear later in this prospectus. In this prospectus, references to "Euroseas," "Company," "we," "our," "ours" and "us" refer to Euroseas Ltd., and its subsidiaries, unless otherwise stated or the context requires.

We use the term "deadweight tons," or dwt, in describing the capacity of our drybulk carriers. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. We use the term "twenty foot equivalent unit," or teu, the international standard measure of containers, in describing the capacity of our containerships. For the definition of certain shipping terms used in this prospectus, see the "Glossary of Shipping Terms" on page 54 of this prospectus.

Our Company

We are a Marshall Islands company incorporated in May 2005.  We are a provider of worldwide ocean-going transportation services. We own and operate drybulk carriers that transport major bulks such as iron ore, coal and grains, and minor bulks such as bauxite, phosphate and fertilizers. We also own and operate containerships and multipurpose vessels that transport dry and refrigerated containerized cargoes, mainly including manufactured products and perishables. As of January 13, 2012, our fleet consisted of five drybulk carriers (comprised of four Panamax drybulk carriers and one Handymax drybulk carrier), ten containerships and one multipurpose vessel. The total cargo carrying capacity of the five drybulk carriers is 331,308 dwt and of the ten containerships is 274,354 dwt and 17,787 teu.  Our multipurpose vessel can carry 22,568 dwt and/or 950 teu.

We actively manage the deployment of our fleet between spot market voyage charters, which generally last from several days to several weeks, and time charters, which can last up to several years.  Some of our vessels may participate in shipping pools, or, in some cases participate in contracts of affreightment.  We also use FFA contracts as a substitute for time charters to provide partial coverage for our drybulk vessels in order to increase the predictability of our revenues.

Vessels operating on time charters provide more predictable cash flows but can yield lower profit margins than vessels operating in the spot market during periods characterized by favorable market conditions. Vessels operating in the spot market generate revenues that are less predictable but may enable us to achieve increased profit margins during periods of high vessel rates although we are exposed to the risk of declining vessel rates, which may have a materially adverse impact on our financial performance.  Vessels operating in pools benefit from better scheduling, and thus increased utilization, and better access to contracts of affreightment due to the larger commercial operation of the pool. We are constantly evaluating opportunities to increase the number of our vessels deployed on time charters or to participate in shipping pools (if available for our vessels), however we only expect to enter into additional time charters or shipping pools if we can obtain contract terms that satisfy our criteria.  Containerships are employed almost exclusively on time charter contracts.  We carefully evaluate the length and the rate of the time charter contract at the time of fixing or renewing a contract considering market conditions, trends and expectations. We intend to use the cash flow generated by our operations to pay down debt, maintain financial flexibility, finance future vessel acquisitions and provide an attractive dividend to our shareholders.

The results of our operations are mainly influenced by (i) the state of the shipping markets which determines the charter rates at which we can employ our vessels, (ii) the price we paid to acquire our vessels and the cost required to operate them, (iii) the cost and level of our debt financing and (iv) any gain or loss incurred by any derivatives contracts we may enter in order to cover our exposure to charter rate and interest rate fluctuations. In 2009 and 2010, we recorded losses from operations of $15.6 million and $6.6 million, respectively, as compared to earnings of $20.7 million, $36.5 million and $21.5 million in 2006, 2007 and 2008, respectively. Our 2009 and 2010 results were most notably influenced by the significant drop in market charter rates for both our drybulk vessels and containerships, which drop was primarily the result of the financial crisis of 2008 and the resulting slowdown of world trade, and losses in interest rate swap contracts and freight forward agreements we entered into in 2008, 2009 and 2010 to partly cover our interest rate exposure and exposure to charter rates in the drybulk market.

We constantly evaluate vessel purchase opportunities to expand our fleet accretive to our earnings and cash flow. Additionally, we will consider selling certain of our vessels when favorable sales opportunities present themselves. If, at the time of sale, the carrying value is less the sales price, we will realize a gain on sale, which will increase our earnings, but if, at the time of sale, the carrying value of a vessel is more than the sales price, we will realize a loss on sale, which will negatively impact our earnings.

Our Fleet

As of January 13, 2012, the profile and deployment of our fleet is the following:

Name	Type	Dwt	TEU	Year Built	Employment(*)	Charter Rate ($/day)
Drybulk Vessels
PANTELIS	Panamax	74,020	—	2000	Time Charter until Mar-12, then Time Charter until' Feb-14 plus 1 Year Charterer's Option	$17,500, then $11,200 plus50/50 Profit Share, then option at $14,200
ELENI P	Panamax	72,119	—	1997	Time Charter until Jan-13	$16,500
IRINI	Panamax	69,734	—	1988	Time Charter until Apr-13	$14,000
ARISTIDES N.P.	Panamax	69,268	—	1993	Time Charter until May-12	$14,950
MONICA P	Handymax	46,667	—	1998	Time Charter until Sep-13	$12,375
Drybulk Total	5	331,808
Multipurpose Dry Cargo Vessels
TASMAN TRADER	Multipurpose	22,568	950	1990	Time Charter until Mar-12	$9,000
Container Carriers
MAERSK NOUMEA	Intermediate	34,677	2,556	2001	Time Charter until Jun-13	$15,750
TIGER BRIDGE	Intermediate	31,627	2,228	1990	Time Charter until Feb-12	$7,500
AGGELIKI P	Intermediate	30,360	2,008	1998	Time Charter until Feb-12	$12,500
DESPINA P	Handysize	33,667	1,932	1990	Time Charter until Feb-12 Thereafter Time Charter until Mar-13	$8,500 then $7,000
JONATHAN P (ex- OEL INTEGRITY)	Handysize	33,667	1,932	1990	Open
CAPTAIN COSTAS (ex-OEL TRANSWORLD)	Handysize	30,007	1,742	1992	Open
YM PORT KELANG (ex-MASTRO NICOS, ex- YM XINGANG I)	Handysize	23,596	1,599	1993	Open
MANOLIS P	Handysize	20,346	1,452	1995	Time Charter until Feb-12	$10,500
NINOS (ex YM QINGDAO I)	Feeder	18,253	1,169	1990	Time Charter until Jun-12	$11,200
KUO HSIUNG	Feeder	18,154	1,169	1993	Time Charter until Jun-12	$11,200
Container Total	10	274,354	17,787
Fleet Grand Total	16	628,730	18,737

(*)	All dates listed are the earliest redelivery dates under each Time Charter.
We plan to expand our fleet by investing in vessels in the drybulk, containership and multipurpose markets by targeting primarily mid-age vessels at the time of purchase under favorable market conditions. We also intend to take advantage of the cyclical nature of the market by buying and selling ships when we believe favorable opportunities exist.  We employ our vessels in the spot and time charter market, through pool arrangements and under contracts of affreightment.  As of January 13, 2012, approximately 45% of our ship capacity days in 2012 are under time charter contracts or protected from market fluctuations (via FFA contracts).

Management of Our Fleet

The operations of our vessels are managed by Eurobulk Ltd., or Eurobulk, an affiliated company, under a Master Management Agreement with us and separate management agreements with each ship-owning company. Eurobulk was founded in 1994 by members of the Pittas family and is a reputable ship management company with strong industry relationships and experience in managing vessels. Under our Master Management Agreement, Eurobulk is responsible for providing us with executive services and commercial management services, which include obtaining employment for our vessels and managing our relationships with charterers. Eurobulk also performs technical management services, which include managing day-to-day vessel operations, performing general vessel maintenance, ensuring regulatory and classification society compliance, supervising the maintenance and general efficiency of vessels, arranging our hire of qualified officers and crew, arranging and supervising drydocking and repairs, arranging insurance for vessels, purchasing stores, supplies, spares and new equipment for vessels, appointing supervisors and technical consultants and providing technical support and shore-side personnel who carry out the management functions described above and certain accounting services.

Our Master Management Agreement with Eurobulk was amended and restated as of January 1, 2011 and has a term of 5 years until January 1, 2016. The Master Management Agreement cannot be terminated by Eurobulk without cause or under other limited circumstances, such as sale of the Company or Eurobulk or the bankruptcy of either party. This Master Management Agreement will automatically be extended after the initial period for an additional five year period unless terminated on or before the 90th day preceding the initial termination date. Pursuant to the Master Management Agreement, each new vessel we acquire in the future will enter into a separate five year management agreement with Eurobulk.

During 2011, in exchange for providing us with the services described above, we paid Eurobulk a management fee of 700 Euros per vessel per day for any vessel operating and 50% (i.e. 350 Euros) of that for any vessel laid-up.  The management fee is adjusted annually for inflation every January 1st.

Our Competitive Strengths

We believe that we possess the following competitive strengths:

•
Experienced Management Team. Our management team has significant experience in all aspects of commercial, technical, operational and financial areas of our business. Aristides J. Pittas, our Chairman and Chief Executive Officer, holds a dual graduate degree in Naval Architecture and Marine Engineering and Ocean Systems Management from the Massachusetts Institute of Technology. He has worked in various technical, shipyard and ship management capacities and since 1991 has focused on the ownership and operation of vessels carrying dry cargoes. Dr. Anastasios Aslidis, our Chief Financial Officer, holds a Ph.D. in Ocean Systems Management also from Massachusetts Institute of Technology and has over 20 years of experience, primarily as a partner at a Boston based international consulting firm focusing on investment and risk management in the maritime industry.

•
Cost Effective Vessel Operations. We believe that because of the efficiencies afforded to us through Eurobulk, the strength of our management team and the quality of our fleet, we are, and will continue to be, a reliable, low cost vessel operator, without compromising our high standards of performance, reliability and safety. Despite the average age of our fleet being approximately 17 years during 2010, our total vessel operating expenses, including management fees and general and administrative expenses but excluding drydocking expenses were $5,191 per day for the year ended December 31, 2010. We consider this amount to be among the lowest of the publicly listed drybulk shipping companies in the U.S. even after accounting for the lower operating expenses of our 2 laid-up vessels during part of the year. Our technical and operating expertise allows us to efficiently manage and transport a wide range of cargoes with a flexible trade route profile, which helps reduce ballast time between voyages and minimize off-hire days. Our professional, well-trained masters, officers and on board crews further help us to control costs and ensure consistent vessel operating performance. We actively manage our fleet and strive to maximize utilization and minimize maintenance expenditures for operational and commercial utilization. For the year ended December 31, 2010, our operational fleet utilization was 99.2% and since 2006 our operational utilization rate has averaged approximately 99.0%. Our commercial utilization rate (without including laid-up vessels) increased to 99.9% in 2010 from 95.5% in 2009.

•
Strong Relationships with Customers and Financial Institutions. We believe Eurobulk and the Pittas family have developed strong industry relationships and have gained acceptance with charterers, lenders and insurers because of their long-standing reputation for safe and reliable service and financial responsibility through various shipping cycles. Through Eurobulk, we offer reliable service and cargo carrying flexibility that enables us to attract customers and obtain repeat business. We also believe that the established customer base and reputation of Eurobulk and the Pittas family helps us to secure favorable employment for our vessels with well known charterers.

Our Business Strategy

Our business strategy is focused on providing consistent shareholder returns by carefully timing and structuring acquisitions of drybulk carriers and containerships and by reliably, safely and competitively operating our vessels through Eurobulk. We continuously evaluate purchase and sale opportunities, as well as long term employment opportunities for our vessels.

•
Renew and Expand our Fleet. We expect to grow our fleet in a disciplined manner through timely and selective acquisitions of quality vessels. We perform in-depth technical review and financial analysis of each potential acquisition and only purchase vessels as market conditions and developments present themselves. We continue to be focused on purchasing well-maintained secondhand vessels, which should provide a significant value proposition given the depressed price levels that exist currently. However, we will also consider purchasing newbuildings or newbuilding resales if the value proposition exists at the time. Furthermore, as part of our fleet renewal, we will continue to sell certain vessels when we believe it is in the best interests of the Company and our shareholders.

•
Maintain Balanced Employment. We intend to strategically employ our fleet between time and spot charters. We actively pursue time charters to obtain adequate cash flow to cover as much as possible of our fleet's fixed costs, consisting of vessel operating expenses, management fees, general and administrative expenses, interest expense and drydocking costs for the upcoming 12-month period. We also use FFA contracts as a substitute for time charter employment to partly provide coverage for our drybulk vessels in order to increase the predictability of our revenues.  We look to deploy the remainder of our fleet through spot charters, shipping pools or contracts of affreightment depending on our view of the direction of the markets and other tactical or strategic considerations. We believe this balanced employment strategy will provide us with more predictable operating cash flows and sufficient downside protection, while allowing us to participate in the potential upside of the spot market during periods of rising charter rates. As of January 13, 2012, on the basis of our existing time charters and FFA contracts, approximately 45% of our vessel capacity days in 2012 are fixed, which will help protect us from market fluctuations, enable us to make significant principal and interest payments on our debt and pay dividends to our shareholders.

•
Operate a Fleet in Two Sectors. While remaining focused on the dry cargo segment of the shipping industry, we intend to continue to develop a diversified fleet of drybulk carriers and containerships of up to Panamax size. A diversified drybulk fleet profile will allow us to better serve our customers in both major and minor drybulk trades, as well as to reduce any dependency on any one cargo, trade route or customer. We will remain focused on the smaller size ship segment of the container market, which has not experienced the same level of expansion in vessel supply that has occurred with larger containerships. A diversified fleet, in addition to enhancing the stability of our cash flows, will also help us to reduce our exposure to unfavorable developments in any one shipping sector and to benefit from upswings in any one shipping sector experiencing rising charter rates.

•
Optimize Use of Financial Leverage. We will use bank debt to partly fund our vessel acquisitions and increase financial returns for our shareholders. We actively assess the level of debt we incur in light of our ability to repay that debt based on the level of cash flow generated from our balanced chartering strategy and efficient operating cost structure. Our debt repayment schedule as of December 31, 2010 calls for a reduction of more than 30% of our debt by the end of 2012. We expect this will increase our ability to borrow funds to make additional vessel acquisitions in order to grow our fleet and continue pay dividends to our shareholders.

Corporate Information

Euroseas Ltd. is a holding company existing under the laws of the Marshall Islands. We maintain our principal executive offices at 4 Messogiou & Evropis Street, 151 25 Maroussi, Greece. Our telephone number at that address is 011 30 211 1804005.  Our website address is http://www.euroseas.gr.  The information on our website is not a part of this prospectus.

Recent Developments

On September 22, 2011, Euromar signed a memorandum of agreement to acquire the vessel Torge S, a geared containership of 35,600 dwt and 2,450 teu built in 2003 in Poland. The vessel was delivered to Euromar in October 2011 and renamed EM Andros.

A subsidiary of the Company entered into a two-year time charter agreement, until September 2013, for the vessel Monica P at a gross daily rate of $12,375. The charter commenced on October 11, 2011 upon termination of the vessel's participation in the Bulkhandling pool.

In November 2011, a subsidiary of the Company accelerated the scheduled drydocking of its vessel Captain Costas, originally scheduled for the summer of 2012.

A subsidiary of the Company extended its time charter agreement, until March 2013, for the vessel Despina P at a gross daily rate of $7,000 commencing on January 19, 2012.

The Securities We May Offer

We may use this prospectus to offer up to $400,000,000 of our:

•	common shares;

•	preferred shares;

•	debt securities, which may be guaranteed by one or more of our subsidiaries;

•	warrants;

•	purchase contracts; and

•	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The Securities the Selling Shareholder May Offer

In addition, the Selling Shareholder may sell in one or more offerings pursuant to this registration statement up to 11,177,956 of our common shares that were previously acquired in private transactions or in the open market. We will not receive any of the proceeds from the sale of our common shares sold by the Selling Shareholder.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these securities that we or the Selling Shareholder may offer and may describe certain risks in addition to those set forth below associated with an investment in the securities.  Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the discussion of risks under the heading "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2010 and the other documents we have incorporated by reference in this prospectus that summarize the risks that may materially affect our business before making an investment in our securities.  Please see "Where You Can Find Additional Information – Information Incorporated by Reference." In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations,  financial condition, the price of our common stock and our ability to pay dividends.

PRICE RANGE OF COMMON STOCK

The trading market for shares of our common stock is the NASDAQ Global Select Market, on which our shares trade under the symbol "ESEA." The following table sets forth the high and low closing prices for shares of our common stock since our listing originally in the OTCBB (under symbols ESEAF.OB and EUSEF.OB), from January 31, 2007 until December 31, 2007 on the NASDAQ Global Market and since January 1, 2008 on the NASDAQ Global Select Market. The prices below have been adjusted for the reverse 1-for-3 common stock split that was effected on October 6, 2006.

Period	Low	High

For The Year Ended
December 31, 2007	$7.00	$20.79
December 31, 2008	$12.00	$16.80
December 31, 2009	$3.51	$6.05
December 31, 2010	$3.31	$4.50
December 31, 2011	$2.26	$4.85

For The Quarter Ended
September 30, 2009	$4.23	$5.30
December 31, 2009	$3.82	$5.02
March 31, 2010	$3.75	$4.50
June 30, 2010	$3.41	$4.17
September 30, 2010	$3.31	$4.09
December 31, 2010	$3.51	$4.15
March 31, 2011	$3.56	$4.83
June 30, 2011	$4.26	$4.85
September 30, 2011	$2.86	$4.40
December 31, 2011	$2.26	$3.48

For The Month Ended
May 2011	$4.26	$4.73
June 2011	$4.28	$4.66
July 2011	$4.08	$4.40
August 2011	$3.45	$4.06
September 2011	$2.86	$3.75
October 2011	$3.07	$3.48
November 2011	$2.78	$3.19
December 2011	$2.26	$2.73
January 1, 2012 to January 13, 2012	$2.44	$2.81

On January 13, 2012, the closing price of our common shares as quoted on the NASDAQ Global Select Market was $2.81. At that date, there were 31,167,211 of our common shares issued and outstanding.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities that we may offer by this prospectus to make vessel acquisitions and for capital expenditures, repayment of indebtedness, working capital, and general corporate purposes.  We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for each of the preceding five fiscal years.

For the purpose of calculating such ratios, "earnings" consist of net income before fixed charges. "Fixed charges" consist of interest expense and amortization of debt discount or premiums and expenses, including amounts capitalized.

	Year Ended December 31, 2006 (1)		Year Ended December 31, 2007 (1)		Year Ended December 31, 2008 (1)		Year Ended December 31, 2009	Year Ended December 31, 2010

EARNINGS
Net income / (loss) before loss from equity investee	20,710,040		36,463,321		21,490,910		(15,627,504)	(6,067,017)
Interest Expense	3,324,257		4,777,524		2,845,596		1,327,133	1,389,647
Amortization of finance cost	74,601		72,715		85,141		110,504	108,569
Total Earnings	24,108,898		41,313,560		24,421,647		(14,189,867)	(4,568,801)

FIXED CHARGES
Interest Expense	3,324,257		4,777,524		2,845,596		1,327,133	1,389,647
Amortization of finance cost	74,601		72,715		85,141		110,504	108,569
Total Fixed Charges	3,398,858		4,850,239		2,930,737		1,437,637	1,498,216

Preferred dividend requirements	-		-		-		-	-
Total Fixed Charges and Preferred Dividends	3,398,858		4,850,239		2,930,737		1,437,637	1,498,216

Ratio of Earnings to Fixed Charges (2)	7.1	x	8.5	x	8.3	x	-	-

(1)	As adjusted under direct expense method of drydocking expenses.
(2)	Our earnings were not sufficient to cover our fixed charges in 2009 and 2010 by $15,627,504 and $6,067,017, respectively.

SELLING SHAREHOLDER

The selling shareholder is offering an aggregate of 11,177,956 of our common shares which were acquired in private transactions or in the open market.

Set forth below is information regarding the names and number of shares of common stock owned and offered by the selling shareholder. The table is based upon information provided by the selling shareholder. The table assumes that all the shares being offered by the selling shareholder pursuant to this prospectus are ultimately sold in the offering.

Selling Shareholder
Name of Selling Shareholder	Common Stock Owned Before Offering(1)	Percentage of Class Prior to the Offering	Total Common Stock Offered Hereby	Common Stock Owned Following the Offering	Percentage of Class Following the Offering
Friends Investment Company Inc.(2)	11,177,956	35.86%	11,177,956	0	0.0%
__________________________
(1)           Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and generally includes voting or investment power with respect to securities. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him/her.

(2)           Includes 11,177,956 shares of common stock held of record by Friends Investment Company Inc. A majority of the shareholders of Friends are members of the Pittas family. Investment power and voting control by Friends resides in its board of directors which consists of five directors, a majority of whom are members of the Pittas family. Actions by Friends may be taken by a majority of the members on its board of directors.  The business address for Friends is 4 Messogiou & Evropis Street, 151 25 Maroussi, Greece.

OUR CAPITALIZATION

A prospectus supplement will include information on the Company's consolidated capitalization.

DIVIDEND POLICY

A description of our dividend policy can be found in Item 8.A "Financial Information – Consolidated Statements and Other Financial Information – Dividend Policy" of our Annual Report on Form 20-F for the year ended December 31, 2010 incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus and the Selling Shareholder, including its transferees, pledgees or donees or their successors, may sell our common shares through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.  The Selling Shareholder may be deemed to be an underwriter in connection with its sale of its shares registered hereunder.

In addition, we or the Selling Shareholder may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we or the Selling Shareholder may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus.  We may enter into hedging transactions with respect to our securities.  For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party (or affiliates of such parties) in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).  In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus.  Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf or the behalf of the Selling Shareholder that participates with us or the Selling Shareholder in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.  As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents may assist us in distributions contemplated hereby, including but not limited to at-the-market offerings, controlled offerings and overnight offerings.  Underwriters or agents could make sales in privately negotiated transactions or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Global Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange or otherwise.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions, purchases to cover syndicate short positions created in connection with the offering and passive market making. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. In passive market making, market makers in the shares of common shares who are underwriters or prospective underwriters may, subject to certain limitations, make bids for or purchases of the shares of  common shares until the time, if any, at which a stabilizing bid is made. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time.

We will bear costs relating to all of the securities being registered under this Registration Statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by the offeror for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

ENFORCEBILITY OF CIVIL LIABILITIES

Euroseas Ltd. is a Marshall Islands corporation and our principal executive offices are located outside the United States in Maroussi, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the capital stock offered under this prospectus.  For the complete terms of our capital stock, please refer to our amended and restated articles of incorporation and our bylaws, as amended, that are filed as exhibits to our Annual Report on Form 20-F for the year ended December 31, 2010, which is incorporated by reference herein.  The Marshall Islands Business Corporation Act, or BCA, may also affect the terms of these securities.

Authorized Capitalization

Under our amended and restated articles of incorporation, our authorized capital stock consists of 200,000,000 shares of common stock, par value $.03 per share, of which 31,167,211 shares are issued and outstanding as of January 13, 2012, and 20,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding as of January 13, 2012. All of our shares of stock are in registered form.

Share History

On July 17, 2008, we filed a post-effective amendment to the registration statement on Form S-8 dated December 18, 2007 relating to the offer and sale of up to 600,000 shares of common stock pursuant to our equity incentive plan dated October 25, 2007, or 2007 Equity Incentive Plan.

On August 8, 2008, we declared a quarterly cash dividend of $0.32 per share for the second quarter of 2008, paid on September 17, 2008 to shareholders of record on September 5, 2008.

On November 12, 2008, our board of directors awarded 160,000 shares of restricted common stock to the directors, officers and key employees of Eurobulk, half of which vested on November 16, 2009 and the remainder of which vested on November 16, 2010.

On November 13, 2008, we declared a quarterly cash dividend of $0.20 per share for the third quarter of 2008, paid on December 23, 2008 to shareholders of record on December 16, 2008.

During 2008, 192,213 out of 337,126 then issued and outstanding warrants to purchase shares of our common stock were exercised, resulting in the issuance of 192,213 common shares. The remaining 144,193 warrants expired on August 25, 2010.

On February 17, 2009, we declared a quarterly cash dividend of $0.10 per share for the fourth quarter of 2008, paid on March 20, 2009 to shareholders of record on March 12, 2009.

On May 18, 2009, we adopted a shareholders' rights plan, or the Rights Plan, and declared a dividend distribution of one preferred stock purchase right to purchase one-thousandth of one share of our Series A Participating Preferred Stock for each outstanding share of our common stock, to shareholders of record at the close of business on May 27, 2009. Each right entitles the registered holder, upon the occurrence of certain events, to purchase from us one-thousandth of one share of Series A Participating Preferred Stock at an exercise price of $26, subject to adjustment. The rights will expire on the earliest of (i) May 27, 2019 or (ii) redemption or exchange of the rights.

On May 13, 2009, we declared a quarterly cash dividend of $0.10 per share for the first quarter of 2009, paid on June 17, 2009 to shareholders of record on June 5, 2009.

On August 4, 2009, we declared a quarterly cash dividend of $0.10 per share for the second quarter of 2009, paid on September 4, 2009 to shareholders of record on August 27, 2009.

On September 4, 2009, we established a continuous equity offering program by entering into a sales agreement with Citigroup, as sales agent.  In connection therewith, on the same date we filed a prospectus supplement to our existing shelf registration statement on Form F-3 relating to the offer and sale of up to 7,000,000 common shares.  We sold 134,100 shares under this program in 2009 with aggregate net proceeds to us of approximately $0.65 million. We have suspended the program as of January 16, 2010.

On November 4, 2009, our board of directors awarded 165,000 shares of restricted common stock to the directors, officers and key employees of Eurobulk, half of which vested on July 1, 2010 and the remainder of which vested on July 1, 2011.

On November 16, 2009, we declared a quarterly cash dividend of $0.05 per share for the third quarter of 2009, paid on December 18, 2009 to shareholders of record on December 11, 2009.

On February 23, 2010, we declared a quarterly cash dividend of $0.05 per share for the fourth quarter of 2009, paid on March 26, 2010 to shareholders of record on March 17, 2010.

On March 29, 2010, the Rights Plan was amended to permit our Euromar joint venture partners, Paros Ltd., All Seas Investors I, Ltd., All Seas Investors II, Ltd. and All Seas Investors III LP, to exercise their conversion rights into the Company's common shares without violating the Rights Plan.

On May 5, 2010, our board of directors adopted a new equity incentive plan, or the 2010 Equity Incentive Plan, which is similar to our 2007 Equity Incentive Plan. The aggregate number of shares of common stock with respect to which options or restricted shares may at any time be granted under the 2010 Equity Incentive Plan is 1,500,000 shares of common stock. The 2010 Equity Incentive Plan incentive plan was adopted on May 5, 2010 and became effective on June 15, 2010.

On May 7, 2010, we declared a quarterly cash dividend of $0.05 per share for the first quarter of 2010, paid on June 18, 2010 to shareholders of record on June 11, 2010.

On July 6, 2010, following approval at the annual general meeting of the shareholders of the Company held on June 25, 2010, we increased the aggregate number of authorized shares of our common stock from 100,000,000 registered shares with par value of $0.03 to 200,000,000 registered shares with a par value of $0.03.

On August 3, 2010, we declared a quarterly cash dividend of $0.06 per share for the second quarter of 2010, paid on September 3, 2010 to shareholders of record on August 25, 2010.

On August 25, 2010, all 144,193 of our remaining issued and outstanding warrants expired unexercised.  We do not currently have any other outstanding warrants.

On November 4, 2010, our board of directors awarded 165,000 shares of restricted common stock to the directors, officers and key employees of Eurobulk, half of which vested on November 16, 2011 and the remainder of which will vest on November 16, 2012.

On November 15, 2010, we declared a quarterly cash dividend of $0.06 per share for the third quarter of 2010, paid on December 7, 2010 to shareholders of record on November 26, 2010.

On February 16, 2011, we declared a quarterly cash dividend of $0.06 per share for the fourth quarter of 2010, paid on March 11, 2011 to shareholders of record on March 1, 2011.

On May 16, 2011, we declared a quarterly cash dividend of $0.07 per share for the first quarter of 2011, paid on June 10, 2011 to shareholders of record on June 1, 2011.

On August 2, 2011, we declared a quarterly cash dividend of $0.07 per share for the second quarter of 2011, paid on September 9, 2011 to shareholders of record on September 2, 2011.

On November 4, 2011, our board of directors awarded 290,000 shares of restricted common stock to the directors, officers and key employees of Eurobulk, half of which will vest on July 1, 2012 and the remainder of which will vest on July 1, 2013.

On November 9, 2011, we declared a quarterly cash dividend of $0.07 per share for the third quarter of 2011, paid on December 9, 2011 to shareholders of record on December 2, 2011.

Common Stock

As of the date of this prospectus, we are authorized to issue up to 200,000,000 shares of common stock, par value $.03 per share, of which 31,167,211 shares are currently issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the shareholders. Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued shares of our common stock when issued will be fully paid for and non-assessable.

Preferred Stock

As of the date of this prospectus, we are authorized to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are currently issued and outstanding. The preferred stock may be issued in one or more series and our Board of Directors, without further approval from our shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

Directors

Our directors are elected by a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election. Cumulative voting may not be used to elect directors.

Our Board of Directors must consist of at least three directors, such number to be determined by the Board of Directors by a majority vote of the entire Board from time to time. Shareholders may change the number of our directors only by an affirmative vote of the holders of the majority of the outstanding shares of capital stock entitled to vote generally in the election of directors.

Our Board of Directors is divided into three classes as set out below in "Classified Board of Directors." Each director is elected to serve until the third succeeding annual meeting after his election and until his successor shall have been elected and qualified, except in the event of his death, resignation or removal.

Our bylaws were amended on March 25, 2010 in connection with our Joint Venture in order to ensure that for so long as the percentage of ownership interest of Eton Park and Rhône (considered separately) in us, is (x) greater than 35%, the Joint Venture affiliates of Eton Park or Rhône, as applicable, together with their respective permitted transferees, shall each be entitled to select two (2) directors for appointment to our Board of Directors or (y) between 7.5% and 35%, the Joint Venture affiliates of Eton Park or Rhône, as applicable, together with their respective permitted transferees shall each be entitled to select one (1) director for appointment to the Board of Directors, in each case in addition to the current seven seats on the Board of Directors and adjusted in proportion to any change in the total number of seats on the Board of Directors.

Shareholder Meetings

Under our bylaws, as amended, annual shareholder meetings will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called at any time by the Board of Directors, the Chairman of the Board or by the President. Notice of every annual and special meeting of shareholders must be given to each shareholder of record entitled to vote at least 15 but no more than 60 days before such meeting.

Dissenters' Rights of Appraisal and Payment

Under the BCA, but subject to the limitations set forth under Section 100(c) therein, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our amended and restated articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which the Company's shares are primarily traded on a local or national securities exchange.

Shareholders' Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors' fiduciary duties. Our bylaws, as amended, include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our bylaws, as amended, provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive offices.

The limitation of liability and indemnification provisions in our bylaws, as amended, may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Purpose

Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA.

Anti-takeover Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Bylaws, as Amended

Several provisions of our amended and restated articles of incorporation and bylaws, as amended, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change in control and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock

Under the terms of our amended and restated articles of incorporation, our Board of Directors has authority, without any further vote or action by our shareholders, to issue up to 20,000,000 shares of blank check preferred stock. Our Board of Directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change in control of our company or the removal of our management.

Classified Board of Directors

Our amended and restated articles of incorporation provide for the division of our Board of Directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three year terms. Approximately one-third of our Board of Directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our Board of Directors from removing a majority of our Board of Directors for two years.

Election and Removal of Directors

Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our bylaws, as amended, require parties other than the Board of Directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our amended and restated articles of incorporation and our bylaws, as amended, provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our amended and restated articles of incorporation and our bylaws, as amended, provide that, subject to certain exceptions, our Board of Directors, our Chairman of the Board or by the President and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may not call a special meeting and shareholder consideration of a proposal may be delayed until the next annual meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our bylaws, as amended, provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one year anniversary of the immediately preceding annual meeting of shareholders. Our bylaws, as amended, also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Certain Business Combinations

Our amended and restated articles of incorporation prohibit us from engaging in any "business combination" with any Interested Shareholder for a period of three years following the date the shareholder became an interested shareholder, unless:

•	prior to such time, the Board of Directors approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder; or

•
upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the voting stock of Euroseas outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 51% of the outstanding voting stock that is not owned by the Interested Shareholder; or

•	the shareholder became an Interested Shareholder prior to the consummation of the initial public offering of Euroseas' common stock under the Securities Act.

These restrictions shall not apply if:

•
A shareholder becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between Euroseas and such shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

•
The Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of the Board then in office (but not less than one) who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

(a) a merger or consolidation of Euroseas (except for a merger in respect of which, pursuant to the BCA, no vote of the shareholders of Euroseas is required);(b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of Euroseas or of any direct or indirect majority-owned subsidiary of Euroseas (other than to any direct or indirect wholly-owned subsidiary or to Euroseas) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of Euroseas determined on a consolidated basis or the aggregate market value of all the outstanding shares; or(c) a proposed tender or exchange offer for 50% or more of the outstanding voting shares of Euroseas.

•
For purposes of these provisions, (1) a "business combination" includes mergers, consolidations, exchanges, asset sales, leases and other transactions resulting in a financial benefit to the Interested Shareholder, and (2) an "Interested Shareholder" is any person or entity that beneficially owns 15% or more of the shares of our outstanding voting stock and any person or entity affiliated with or controlling or controlled by that person or entity, or any affiliate of Euroseas that was the owner of 15% or more of the shares of our outstanding voting stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder.

Shareholders' Rights Plan

We adopted a shareholders' rights plan on May 18, 2009 and declared a dividend distribution of one preferred stock purchase right to purchase one one-thousandth of our Series A Participating Preferred Stock for each outstanding share of our common stock, to shareholders of record at the close of business on May 27, 2009. Each right entitles the registered holder, upon the occurrence of certain events, to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock at an exercise price of $26, subject to adjustment. The rights will expire on the earliest of (i) May 27, 2019 or (ii) redemption or exchange of the rights. The plan was designed to enable us to protect shareholder interests in the event that an unsolicited attempt is made for a business combination with or takeover of the company. We believe that the shareholders' rights plan should enhance the board of directors' negotiating power on behalf of shareholders in the event of a coercive offer or proposal. We are not currently aware of any such offers or proposals and we adopted the plan as a matter of prudent corporate governance. On March 29, 2010, the plan was amended to permit our Euromar joint venture partners, Paros Ltd., All Seas Investors I, Ltd., All Seas Investors II, Ltd. and All Seas Investors III LP, to exercise their conversion rights into the Company's shares without violating the plan.

Transfer Agent

The registrar and transfer agent for the common stock is American Stock Transfer & Trust Company.

Listing

Shares of our common stock are listed on the NASDAQ Global Select Market under the symbol "ESEA."

DESCRIPTION OF PREFERRED SHARES

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 20,000,000 shares of blank check preferred stock.  Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.  The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.  Our board of directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares are authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation.  Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control.  Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders.  In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our common shares.  The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing.  Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.  The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  These indentures will be filed either as exhibits to an amendment to this Registration Statement, or as an exhibit to an Exchange Act report that will be incorporated by reference to the Registration Statement or a prospectus supplement.  We will refer to any or all of these reports as "subsequent filings".  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures".  Each indenture will be subject to and governed by the Trust Indenture Act.  The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

Our subsidiaries may guarantee the debt securities we offer.  Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries.  The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

The following description of the terms of the debt securities sets forth certain general terms and provisions.  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement or supplemental indenture.  Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time.  The debt securities may be issued in one or more series.  The senior debt securities will be unsecured and will rank in parity with all of our other unsecured and unsubordinated indebtedness.  Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•
the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States, the equivalent price in the currency of the United States for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under a senior debt indenture.  These senior debt securities would rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But no modification that:

•	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

•
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

•	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

•	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

•
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

•	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities,

•	will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

Our subsidiaries may guarantee the debt securities we offer.  In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement.  Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security.  Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions.  Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee.  Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form.  The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture.  Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository.  We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee.

DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the U.S Securities and Exchange Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making "book-entry" changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation, or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC's customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries – either directly or through correspondent relationships.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the U.S. Securities and Exchange Commission.

The 2011 DTCC Board of Directors was composed of 19 directors serving one-year terms. Thirteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions; of these, two directors are designated by DTCC's preferred shareholders, which are NYSE Euronext and FINRA. Three directors are from non-participants. The remaining three are the chairman, chief executive officer and president, and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.  The next annual election of the Board of Directors of DTCC will take place on April 12, 2012.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC's nominee, Cede & Co.  The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the debt securities.  DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners.  The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities.  Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date.  The proxy assigns Cede & Co.'s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co.  If less than all of the debt securities of a series represented by global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC's records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.

DTC may discontinue providing its services as securities depository for the debt securities at any time.  Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository.  In that event, debt security certificates will be printed and delivered as described above.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement; or

•	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement.  We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement.  The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provision, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis.  The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement.  Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.  Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.  Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities.  The applicable prospectus supplement will describe:

•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

TAX CONSIDERATIONS

The following is a discussion of the material Liberian, Marshall Islands and United States federal income tax considerations applicable to us and U.S. Holders and Non-U.S. Holders, each as defined below, of our common stock.   This summary does not purport to deal with all aspects of United States federal income taxation, Liberian taxation or Marshall Islands taxation that may be relevant to an investor's decision to purchase common stock, nor any tax consequences arising under the laws of any state, locality or other foreign jurisdiction. This summary is not intended to be applicable to all categories of investors, such as dealers in securities, banks, thrifts or other financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, United States expatriates, persons that hold common stock as part of a straddle, persons who own 10% or more of our outstanding stock, persons deemed to sell the common stock under the constructive sale provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, United States Holders (as defined below) whose "functional currency" is other than the United States dollar, partnerships or other pass-through entities, or persons who acquire or are deemed to have acquired the common stock in an exchange or for property other than cash, or holders subject to the alternative minimum tax, each of which may be subject to special rules. In addition, this discussion is limited to persons who hold the common stock as "capital assets" (generally, property held for investment) within the meaning of Code Section 1221.

Marshall Islands Tax Considerations

In the opinion of Seward & Kissel LLP, the following are the material Marshall Islands tax consequences of our activities to us and holders of our common shares. We are incorporated in the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our shareholders.

Liberian Tax Considerations

In the opinion of Seward & Kissel LLP, the following are the material Liberian tax consequences of our activities to us and holders of our common shares. Certain of our subsidiaries are incorporated in Liberia. Under current Liberia law, our Liberian subsidiaries are not subject to tax on income or capital gains, and no Liberian withholding tax will be imposed upon payments of dividends by our Liberian subsidiaries to us.

United States Federal Income Tax Considerations

The following are the material United States federal income tax consequences to us of our activities and to United States Holders and Non-United States Holders, each as defined below, of the ownership of common shares. The following discussion of United States federal income tax matters is based on the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury, or the Treasury Regulations, all of which are subject to change, possibly with retroactive effect. The discussion below is based, in part, on the description of our business herein and assumes that we conduct our business as described herein. References in the following discussion to the "Company," "we," "our" and "us" are to Euroseas Ltd. and its subsidiaries on a consolidated basis.

United States Federal Income Taxation of Operating Income: In General

We earn and anticipate that we will continue to earn substantially all our income from the hiring or leasing of vessels for use on a time charter basis, from participation in a pool or from the performance of services directly related to those uses, all of which we refer to as "shipping income."

Unless exempt from United States federal income taxation under the rules of Section 883 of the Code, or Section 883, as discussed below, a foreign corporation such as the Company will be subject to United States federal income taxation on its "shipping income" that is treated as derived from sources within the United States, which we refer to as "United States source shipping income." For United States federal income tax purposes, "United States source shipping income" includes 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States.

Shipping income attributable to transportation exclusively between non-United States ports will be considered to be 100% derived from sources entirely outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.

Shipping income attributable to transportation exclusively between United States ports is considered to be 100% derived from United States sources. However, we are not permitted by United States law to engage in the transportation of cargoes that produces 100% United States source shipping income.

Unless exempt from tax under Section 883, our gross United States source shipping income would be subject to a 4% tax imposed without allowance for deductions, as described more fully below.

Exemption of Operating Income from United States Federal Income Taxation

Under Section 883 and the Treasury Regulations thereunder, a foreign corporation will be exempt from United States federal income taxation on its United States source shipping income if:

(1)           it is organized in a "qualified foreign country," which is one that grants an "equivalent exemption" from tax to corporations organized in the United States in respect of each category of shipping income for which exemption is being claimed under Section 883; and

(2)           one of the following tests is met:

(A)           more than 50% of the value of its shares is beneficially owned, directly or indirectly, by "qualified shareholders," which as defined includes individuals who are "residents" of a qualified foreign country, which we refer to as the 50% Ownership Test; or

(B)           its shares are "primarily and regularly traded on an established securities market" in a qualified foreign country or in the United States, to which we refer as the Publicly-Traded Test.

The Republic of the Marshall Islands, Liberia and Panama, the jurisdictions where we and our ship-owning subsidiaries are incorporated, has been officially recognized by the United States Internal Revenue Service, or the IRS, as a qualified foreign country that grants the requisite "equivalent exemption" from tax in respect of each category of shipping income we earn and currently expect to earn in the future. Therefore, we will be exempt from United States federal income taxation with respect to our United States source shipping income if we satisfy either the 50% Ownership Test or the Publicly-Traded Test.

We do not currently anticipate a circumstance under which we would be able to satisfy the 50% Ownership Test.  Therefore, our ability to qualify for exemption under Section 883 is solely dependent upon satisfaction of the Publicly-Traded Test as discussed below.

Publicly-Traded Test

The Treasury Regulations under Section 883 provide, in pertinent part, that shares of a foreign corporation will be considered to be "primarily traded" on an established securities market in a country if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our common shares, which constitute our sole class of issued and outstanding stock, are "primarily traded" on the NASDAQ Global Select Market.

Under the Treasury Regulations, our common shares will be considered to be "regularly traded" on an established securities market if one or more classes of our stock representing more than 50% of our outstanding stock, by both total combined voting power of all classes of stock entitled to vote and total value, are listed on such market, to which we refer as the Listing Threshold. Since our common shares are listed on the NASDAQ Global Select Market, we expect to satisfy the Listing Threshold.

It is further required that with respect to each class of stock relied upon to meet the Listing Threshold, (i) such class of stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or one-sixth of the days in a short taxable year, or the "Trading Frequency Test"; and (ii) the aggregate number of shares of such class of stock traded on such market during the taxable year is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year, or the Trading Volume Test. The Company currently satisfies and anticipates that it will continue to satisfy the Trading Frequency Test and Trading Volume Test. Even if this were not the case, the Treasury Regulations provide that the Trading Frequency Test and Trading Volume Tests will be deemed satisfied if, as is the case with our common shares, such class of stock is traded on an established securities market in the United States and such class of stock is regularly quoted by dealers making a market in such stock.

Notwithstanding the foregoing, the Treasury Regulations provide, in pertinent part, that a class of stock will not be considered to be "regularly traded" on an established securities market for any taxable year during which 50% or more of the vote and value of the outstanding shares of such class are owned, actually or constructively under specified attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the vote and value of such class of outstanding shares, to which we refer as the "5% Override Rule."

For purposes of being able to determine the persons who actually or constructively own 5% or more of the vote and value of our common shares, or 5% Shareholders, the Treasury Regulations permit us to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the United States Securities and Exchange Commission, or the SEC, as owning 5% or more of our common shares. The Treasury Regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.

In the event the 5% Override Rule is triggered, the Treasury Regulations provide that the 5% Override Rule will nevertheless not apply if we can establish that within the group of 5% Shareholders, there are sufficient qualified shareholders for purposes of Section 883 to preclude non-qualified shareholders in such group from owning 50% or more of our common shares for more than half the number of days during the taxable year.  In order to benefit from this exception to the 5% Override Rule, the Company must satisfy certain substantiation requirements in regards to the identify of its 5% Shareholders.

Based on Schedule 13G and Schedule 13D filings with the SEC, the Company believes that the 5% Override Rule may be triggered for the 2011 taxable year, in which case the Company will not satisfy the Publicly-Traded Test for the 2011 taxable year unless within the group of our 5% Shareholders there were sufficient qualified 5% Shareholders to preclude nonqualified 5% Shareholders from owning 50% or more of our common shares for more than half the number of days during the 2011 taxable year.  We believe that, during the 2011 taxable year, there existed sufficient qualified 5% Shareholders for us to avail ourselves of this exception to the 5% Override Rule.  We intend to take this position on our United Sates federal income tax return for the 2011 taxable year and expect that we will be able to satisfy the substantiation requirements in regards to our 5% Shareholders.

Accordingly, we believe that we currently satisfy the Publicly-Traded Test. However, there are factual circumstances beyond our control that could cause us to lose the benefit of the Section 883 exemption. For example, if we trigger the 5% Override Rule for any future taxable year, there is no assurance that we will have sufficient qualified 5% Shareholders to preclude nonqualified 5% Shareholders from owning 50% or more of our common shares for more than half the number of days during such taxable year, or that we will be able to satisfy the substantiation requirements in regards to our 5% Shareholders.

United States Federal Income Taxation In Absence of Section 883 Exemption

If the benefits of Section 883 are unavailable, our United States source shipping income would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, which we refer to as the 4% gross basis tax regime, to the extent that such income is not considered to be "effectively connected" with the conduct of a United States trade or business, as described below. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being United States source shipping income, the maximum effective rate of United States federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime.

To the extent our United States source shipping income is considered to be "effectively connected" with the conduct of a United States trade or business, as described below, any such "effectively connected" United States source shipping income, net of applicable deductions, would be subject to United States federal income tax, currently imposed at rates of up to 35%. In addition, we would generally be subject to the 30% "branch profits" tax on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of our United States trade or business.

Our United States source shipping income would be considered "effectively connected" with the conduct of a United States trade or business only if:

•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of United States source shipping income; and

•
substantially all of our United States source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not currently have, intend to have, or permit circumstances that would result in having, any vessel sailing to or from the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, it is anticipated that none of our United States source shipping income will be "effectively connected" with the conduct of a United States trade or business.

United States Federal Income Taxation of Gain on Sale of Vessels

If we qualify for exemption from tax under Section 883 in respect of the shipping income derived from the international operation of our vessels, then gain from the sale of any such vessel should likewise be exempt from United States federal income tax under Section 883. If, however, our shipping income from such vessels does not for whatever reason qualify for exemption under Section 883, then any gain on the sale of a vessel will be subject to United States federal income tax if such sale occurs in the United States. To the extent possible, we intend to structure the sales of our vessels so that the gain therefrom is not subject to United States federal income tax. However, there is no assurance we will be able to do so.

United States Federal Income Taxation of United States Holders

The following is a discussion of the material United States federal income tax considerations relevant to an investment decision by a United States Holder, as defined below, with respect to our common shares. This discussion does not purport to deal with the tax consequences of owning common shares to all categories of investors, some of which may be subject to special rules.  This discussion only addresses considerations relevant to those United States Holders who purchase common shares in an offering made under this prospectus and hold such shares as capital assets, that is, generally for investment purposes.  You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under United States federal, state, local or foreign law of the ownership of common shares.

As used herein, the term United States Holder means a beneficial owner of common shares that is an individual United States citizen or resident, a United States corporation or other United States entity taxable as a corporation, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding common shares, you are encouraged to consult your tax advisor.

Distributions

Subject to the discussion of passive foreign investment companies below, any distributions made by us with respect to our common shares to a United States Holder will generally constitute dividends to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of such earnings and profits will be treated first as a nontaxable return of capital to the extent of the United States Holder's tax basis in his common shares on a dollar-for-dollar basis and thereafter as capital gain. Because we are not a United States corporation, United States Holders that are corporations will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to our common shares will generally be treated as "passive category income" for purposes of computing allowable foreign tax credits for United States foreign tax credit purposes.

Dividends paid on our common shares to a United States Holder who is an individual, trust or estate, or a United States Non-Corporate Holder will generally be treated as "qualified dividend income" that is taxable to such United States Non-Corporate Holder at preferential tax rates (through 2012) provided that (1) the common shares are readily tradable on an established securities market in the United States (such as the NASDAQ Global Select Market, on which our common shares are traded); (2) we are not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year (which, as discussed below, we have not been, are not and do not anticipate being in the future); (3) the United States Non-Corporate Holder has owned the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend; and (4) the United States Non-Corporate Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

Legislation has been previously introduced in the United States Congress which, if enacted in its present form, would preclude our dividends from qualifying for such preferential rates prospectively from the date of its enactment. Further, in the absence of legislation extending the term of the preferential tax rates for qualified dividend income, all dividends received by a taxpayer in tax years beginning on January 1, 2013 or later will be taxed at ordinary graduated tax rates. Any distributions out of earnings and profits we pay which are not eligible for these preferential rates will be taxed as ordinary income to a United States Non-Corporate Holder.

Special rules may apply to any "extraordinary dividend"—generally, a dividend in an amount which is equal to or in excess of 10% of a shareholder's adjusted tax basis in his common shares—paid by us. If we pay an "extraordinary dividend" on our common shares that is treated as "qualified dividend income," then any loss derived by a United States Non-Corporate Holder from the sale or exchange of such common shares will be treated as long-term capital loss to the extent of such dividend.

Sale, Exchange or Other Disposition of Common Shares

Assuming we do not constitute a passive foreign investment company for any taxable year, a United States Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares in an amount equal to the difference between the amount realized by the United States Holder from such sale, exchange or other disposition and the United States Holder's tax basis in such shares. Such gain or loss will be treated as long-term capital gain or loss if the United States Holder's holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as United States source income or loss, as applicable, for United States foreign tax credit purposes. Long-term capital gains of United States Non-Corporate Holders are currently eligible for reduced rates of taxation. A United States Holder's ability to deduct capital losses is subject to certain limitations.

Passive Foreign Investment Company Status and Significant Tax Consequences

Special United States federal income tax rules apply to a United States Holder that holds shares in a foreign corporation classified as a "passive foreign investment company", or a PFIC, for United States federal income tax purposes. In general, we will be treated as a PFIC with respect to a United States Holder if, for any taxable year in which such Holder holds our common shares, either:

•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of our assets during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary's stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute "passive income" unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.

Based on our current operations and future projections, we do not believe that we have been, are, nor do we expect to become, a passive foreign investment company with respect to any taxable year. Although there is no legal authority directly on point, our belief is based principally on the position that, for purposes of determining whether we are a passive foreign investment company, the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities of our wholly-owned subsidiaries should constitute services income, rather than rental income.  Accordingly, such income should not constitute passive income, and the assets that we own and operate in connection with the production of such income, in particular, the vessels, should not constitute assets that produce or are held for the production of passive income for purposes of determining whether we are a PFIC. Therefore, based on our current operations and future projections, we should not be treated as a PFIC with respect to any taxable year. There is substantial legal authority supporting this position, consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority that characterizes time charter income as rental income rather than services income for other tax purposes. It should be noted that in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, the IRS or a court could disagree with our position. Furthermore, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a United States Holder would be subject to different United States federal income taxation rules depending on whether the United States Holder makes an election to treat us as a "Qualified Electing Fund," which election we refer to as a QEF election. As an alternative to making a QEF election, a United States Holder should be able to make a "mark-to-market" election with respect to our common shares, as discussed below.  In addition, if we were to be treated as a PFIC for taxable years beginning after March 18, 2010, a U.S. Holder of our common stock would be required to file annual information returns with the IRS.

Taxation of United States Holders Making a Timely QEF Election

If a United States Holder makes a timely QEF election, which United States Holder we refer to as an "Electing Holder," the Electing Holder must report for United States federal income tax purposes his pro rata share of our ordinary earnings and net capital gain, if any, for each taxable year of the Company during which it is a PFIC that ends with or within the taxable year of the Electing Holder, regardless of whether distributions were received from us by the Electing Holder. No portion of any such inclusions of ordinary earnings will be treated as "qualified dividend income." Net capital gain inclusions of United States Non-Corporate Holders would be eligible for preferential capital gain tax rates. The Electing Holder's adjusted tax basis in the common shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common shares and will not be taxed again once distributed. An Electing Holder would not, however, be entitled to a deduction for its pro rata share of any losses that we incur with respect to any taxable year. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common shares. A United States Holder would make a timely QEF election for our shares by filing one copy of IRS Form 8621 with his United States federal income tax return for the first year in which he held such shares when we were a PFIC. If we were to be treated as a PFIC for any taxable year, we would provide each United States Holder with all necessary information in order to make the QEF election described above.

Taxation of United States Holders Making a "Mark-to-Market" Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as we anticipate will be the case, our common shares are treated as "marketable stock," a United States Holder would be allowed to make a "mark-to-market" election with respect to our common shares, provided the United States Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations.  Since our stock is traded on the NASDAQ Global Select Market, we believe that our stock can be treated as "marketable stock".  If that election is made, the United States Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such Holder's adjusted tax basis in the common shares. The United States Holder would also be permitted an ordinary loss in respect of the excess, if any, of the United States Holder's adjusted tax basis in the common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A United States Holder's tax basis in his common shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the United States Holder.

Taxation of United States Holders Not Making a Timely QEF or Mark-to-Market Election

Finally, if we were to be treated as a PFIC for any taxable year, a United States Holder who does not make either a QEF election or a "mark-to-market" election for that year, whom we refer to as a Non-Electing Holder, would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the common shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for the common shares), and (2) any gain realized on the sale, exchange or other disposition of our common shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder's aggregate holding period for the common shares;

•
the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, would be taxed as ordinary income and would not be "qualified dividend income"; and

•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

United States Federal Income Taxation of "Non-United States Holders"

A beneficial owner of common shares (other than a partnership) that is not a United States Holder is referred to herein as a Non-United States Holder.

If a partnership holds common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding common shares, you are encouraged to consult your tax advisor.

Dividends on Common Stock

A Non-United States Holder generally will not be subject to United States federal income tax or withholding tax on dividends received from us with respect to our common shares, unless that income is effectively connected with the Non-United States Holder's conduct of a trade or business in the United States. If the Non-United States Holder is entitled to the benefits of a United States income tax treaty with respect to those dividends, that income is subject to United Stated federal income tax only if it is attributable to a permanent establishment maintained by the Non-United States Holder in the United States.

Sale, Exchange or Other Disposition of Common Shares

Non-United States Holders generally will not be subject to United States federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of our common shares, unless:

•
the gain is effectively connected with the Non-United States Holder's conduct of a trade or business in the United States (and, if the Non-United States Holder is entitled to the benefits of a United States income tax treaty with respect to that gain, that gain is attributable to a permanent establishment maintained by the Non-United States Holder in the United States); or

•	the Non-United States Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

If the Non-United States Holder is engaged in a United States trade or business for United States federal income tax purposes, dividends on the common shares, and gains from the sale, exchange or other disposition of such shares, that are effectively connected with the conduct of that trade or business will generally be subject to regular United States federal income tax in the same manner as discussed in the previous section relating to the taxation of United States Holders. In addition, if you are a corporate Non-United States Holder, your earnings and profits that are attributable to the effectively connected income, subject to certain adjustments, may be subject to an additional "branch profits" tax at a rate of 30%, or at a lower rate as may be specified by an applicable United States income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements if you are a non-corporate United States Holder. Such payments or distributions may also be subject to backup withholding if you are a non-corporate United States Holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the IRS that you have failed to report all interest or dividends required to be shown on your United States federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

Non-United States Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.

If you are a Non-United States Holder and you sell your common shares to or through a United States office of a broker, the payment of the proceeds is subject to both United States backup withholding and information reporting unless you certify that you are a non-United States person, under penalties of perjury, or you otherwise establish an exemption. If you sell your common shares through a non-United States office of a non-United States broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, United States information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made to you outside the United States, if you sell your common shares through a non-United States office of a broker that is a United States person or has some other contacts with the United States. Such information reporting requirements will not apply, however, if the broker has documentary evidence in its records that you are a non-United States person and certain other conditions are met, or you otherwise establish an exemption.

Backup withholding is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your United States federal income tax liability by filing a refund claim with the IRS.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$50,236
FINRA fee		$43,791
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Indenture trustee fees and expenses	$		*
Rating agency fees	$		*
Transfer Agent fees	$		*
Miscellaneous	$		*
Total		$94,027	*

*	To be updated, if necessary, by amendment, supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this registration statement.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from the Company's Annual Report on Form 20-F and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A., independent registered public accounting firm, as stated in their reports, which are incorporated by reference.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission.  You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  In addition, you can obtain information about us at the offices of the NASDAQ Global Select Market.  Further information about our company is available on our website at http://www.euroseas.gr.  The information on our website does not constitute a part of this prospectus.

Information Incorporated by Reference

The Commission allows us to "incorporate by reference" information that we file with it.  This means that we can disclose important information to you by referring you to those filed documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•
Our Annual Report on Form 20-F for the year ended December 31, 2010, filed with the Commission on May 27, 2011, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on November 9, 2011, which contains unaudited condensed consolidated financial statements for the six months ended June, 2010 and June 30, 2011.

•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on November 9, 2011, which contains our unaudited condensed consolidated balance sheet as of September 30, 2011 and the statements of operations and cash flows for the three and nine months ended September 30, 2011 and 2010, but excluding any statements made by management of the Company.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not, and any underwriters have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Euroseas Ltd.
4 Messogiou & Evropis Street
151 25 Maroussi, Greece
011 30 211 1804005

Information provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm, and intend to furnish quarterly reports containing selected unaudited financial data for each quarter of each fiscal year. The audited financial statements will be prepared in accordance with accounting principles generally accepted in the United States and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods.  As a "foreign private issuer", we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders.  While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NASDAQ Global Select Market, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.  In addition, as a "foreign private issuer", we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

GLOSSARY OF SHIPPING TERMS

The following are definitions of certain terms that are commonly used in the shipping industry and in this prospectus.

Annual survey. The inspection of a vessel pursuant to international conventions, by a classification society surveyor, on behalf of the flag state, that takes place every year.

Ballast. A voyage during which the vessel is not laden with cargo.

Bareboat charter. A charter of a vessel under which the shipowner is usually paid a fixed daily or monthly rate for a certain period of time during which the charterer is responsible for the vessel operating expenses and voyage expenses of the vessel and for the management of the vessel. In this case, all voyage related costs, including vessel fuel, or bunker, and port dues as well as all vessel operating expenses, such as day-to-day operations, maintenance, crewing and insurance are paid by the charterer. A bareboat charter is also known as a "demise charter" or a "time charter by demise" and involves the use of a vessel usually over longer periods of time ranging over several years. The owner of the vessel receives monthly charterhire payments on a per day basis and is responsible only for the payment of capital costs related to the vessel.

Bunkers. Fuel oil used to operate a vessel's engines, generators and boilers.

Capesize. A drybulk carrier with a cargo-carrying capacity exceeding 80,000 dwt. These vessels generally operate along long haul iron ore and coal trade routes. Only the largest ports around the world possess the infrastructure to accommodate vessels of this size.

Charter. The hire of a vessel for a specified period of time or to carry a cargo for a fixed fee from a loading port to a discharging port. The contract for a charter is called a charterparty.

Charterer. The company that hires a vessel pursuant to a charter.

Charterhire. Money paid to the shipowner by a charterer for the use of a vessel under charter. Such payments are usually made during the course of the charter every 15 or 30 days in advance or in arrears by multiplying the daily charter rate times the number of days and, under a time charter only, subtracting any time the vessel was deemed to be off-hire. Under a bareboat charter such payments are usually made monthly and are calculated on a 360 or 365 day calendar year basis.

Charter rate. The amount of money agreed between the charterer and the shipowner accrued on a daily or monthly basis that is used to calculate the vessel's charterhire.

Classification society. An independent society that certifies that a vessel has been built and maintained according to the society's rules for that type of vessel and complies with the applicable rules and regulations of the country in which the vessel is registered, as well as the international conventions which that country has ratified. A vessel that receives its certification is referred to as being "in class" as of the date of issuance.

Containerships. Vessels which are specially designed and built to carry large numbers of containers.

Contract of affreightment. A contract of affreightment, or COA, relates to the carriage of specific quantities of cargo with multiple voyages over the same route and over a specific period of time which usually spans a number of years. A COA does not designate the specific vessels or voyage schedules that will transport the cargo, thereby providing both the charterer and shipowner greater operating flexibility than with voyage charters alone. The charterer has the flexibility to determine the individual voyage scheduling at a future date while the shipowner may use different ships to perform these individual voyages. As a result COAs are mostly entered into by large fleet operators such as pools or shipowners with large fleets of the same vessel type. All of the ship's operating, voyage and capital costs are borne by the shipowner while the freight rate normally is agreed on a per cargo ton basis.

Deadweight ton or "dwt" A unit of a vessel's capacity for cargo, fuel oil, stores and crew, measured in metric tons of 1,000 kilograms. A vessel's dwt or total deadweight is the total weight the vessel can carry when loaded to a particular load line.

Deep sea containership. A Deep Sea containership has a cargo carrying capacity of more than 3,000 teu and mostly serves the mainlane East-West container trade routes.

Drybulk. Non-liquid cargoes of commodities shipped in an unpackaged state.

Drybulk carriers. Vessels which are specially designed and built to carry large volumes of drybulk.

Drydocking. The removal of a vessel from the water for inspection and/or repair of those parts of a vessel which are below the water line. During drydockings, which are required to be carried out periodically, certain mandatory classification society inspections are carried out and relevant certifications issued. Drydockings are generally required once every 30 to 60 months.

Feeder. A short-sea containership having a cargo carrying capacity of less than 1,300 teu that transfers cargo between a central "hub" port and smaller "spoke" ports.

Fully cellular containership. A containership equipped throughout with fixed cell guides for containers.

Freight. Money paid to the shipowner by a charterer for the use of a vessel under a voyage charter. Such payment is usually made on a lump-sum basis upon loading or discharging the cargo and is derived by multiplying the tons of cargo loaded on board by the cost per cargo ton, as agreed to transport that cargo between the specific ports.

Gross ton. A unit of measurement for the total enclosed space within a ship equal to 100 cubic feet or 2.831 cubic meters used in arriving at the calculation of gross tonnage.

Handymax. Handymax vessels are drybulk vessels that have a cargo carrying capacity of approximately 40,000 to 59,999 dwt. These vessels operate on a large number of geographically dispersed global trade routes, carrying primarily grains and minor bulks. Vessels below 60,000 dwt are usually built with on-board cranes enabling them to load and discharge cargo in countries and ports with limited infrastructure.

Handysize. Handysize vessels have a cargo carrying capacity of approximately 10,000 to 39,999 dwt and 1,300 to 1,999 teu. These vessels carry exclusively minor bulk cargo. Increasingly, these vessels are operating on regional trading routes. Handysize vessels are well suited for small ports with length and draft restrictions that may lack the infrastructure for cargo loading and unloading.

Hull. Shell or body of a ship.

IMO. International Maritime Organization, a United Nations agency that issues international regulations and standards for seaborne transportation.

Intermediate containership. An Intermediate containership has a cargo carrying capacity between 2,000 and 2,999 teu and mostly serves the North-South and Intermediate container trade routes.

Intermediate survey. The inspection of a vessel by a classification society surveyor which takes place between two and three years before and after each Special Survey for such vessel pursuant to the rules of international conventions and classification societies.

Metric ton. A unit of weight equal to 1,000 kilograms.

Newbuilding. A new vessel under construction or just completed.

Off-Hire. The period a vessel is unable to perform the services for which it is required under a charter. Off-hire periods typically include days spent undergoing repairs and drydocking, whether or not scheduled.

OPA. Oil Pollution Act of 1990 of the United States (as amended).

Panamax. Panamax vessels have a cargo carrying capacity of approximately 60,000 to 79,999 dwt. The ability of Panamax vessels to pass through the Panama Canal makes them more versatile than larger vessels. Panamax drybulk carriers carry coal, grains, and, to a lesser extent, minor bulks, including steel products, forest products and fertilizers.

Period charter. A period charter is an industry term referring to both time and bareboat charters that last for more than a single voyage.

Pools. Pooling arrangements that enable participating vessels to combine their revenues. Vessels may be employed either exclusively in spot charters or a combination of spot and period charters and contacts of affreightment. Pools are administered by the pool manager who secures employment for the participating vessels. The contract between a vessel in a shipping pool and the pool manager is a period charter where the charter hire is based on the vessel's corresponding share of the income generated by all the vessels that participate in the pool. The corresponding share of every vessel in the pool is based on a pre-determined formula rating the technical specifications of each vessel. Pools have the size and scope to combine spot market voyages, time charters and contracts of affreightment with freight forward agreements for hedging purposes to perform more efficient vessel scheduling thereby increasing fleet utilization.

Protection and indemnity (or P&I) insurance. Insurance obtained through mutual associations (called "Clubs") formed by shipowners to provide liability insurance protection against a large financial loss by one member by contribution towards that loss by all members. To a great extent, the risks are reinsured.

Scrapping. The disposal of old or damaged vessel tonnage by way of sale as scrap metal.

Short fund. A contract of affreightment to carry cargo.

SOLAS. The International Convention for the Safety of Life at Sea 1974, as amended, adopted under the auspices of the IMO.

Special survey. An extensive inspection of a vessel by classification society surveyors that must be completed within five years. Special surveys require a vessel to be drydocked.

Spot charter. A spot charter is an industry term referring to both voyage and trip time charters. These charters are referred to as spot charters or spot market charters due to their short term duration, constituting mostly of a single voyage between one load port and one discharge port.

Spot market. The market for the immediate chartering of a vessel usually for single voyages.

TEU. Twenty-foot equivalent unit, the international standard measure for containers and containership capacity.

TCE. Time charter equivalent, a standard industry measure of the average daily revenue performance of a vessel. The TCE rate achieved on a given voyage is expressed in $ per day and is generally calculated by subtracting voyage expenses, including bunkers and port charges, from voyage revenues and dividing the net amount (time charter equivalent revenues) by the voyage days, including the trip to the loading port. TCE is a standard seaborne transportation industry performance measure used primarily to compare period-to-period changes in a seaborne transportation company's performance despite changes in the mix of charter types (i.e., voyage charters, time charters and bareboat charters) under which the vessels may be employed during specific periods.

Time charter. A time charter is a contract under which a charterer pays a fixed daily hire rate usually on a semi-monthly basis for use of the vessel for an agreed period. This is either a specific fixed period of time or a specific number of loaded voyages. Subject to any restrictions in the charter, the charterer decides the type and quantity of cargo to be carried and the ports of loading and unloading. The charterer pays the voyage related expenses such as fuel, canal tolls, and port charges. The shipowner pays all vessel operating expenses such as the management expenses and crew costs as well as for the capital costs of the vessel. Any delays at port or during the voyages are the responsibility of the charterer, save for certain specific exceptions such as loss of time arising from vessel breakdown and routine maintenance.

Trip time charter. A trip time charter is a short term time charter where the vessel performs a single voyage between load port(s) and discharge port(s) and the charterer pays a fixed daily hire rate usually on a semi-monthly basis for use of the vessel. The difference between a trip time charter and a voyage charter is only in the form of payment for use of the vessel and the respective financial responsibilities of the charterer and shipowner as described under Time Charter and Voyage Charter.

Ton. See "Metric ton."

Vessel operating expenses. The costs of operating a vessel that is incurred during a charter, primarily consisting of crew wages and associated costs, insurance premiums, lubricants and spare parts, and repair and maintenance costs. Vessel operating expenses exclude fuel and port charges, which are known as "voyage expenses." For a time charter, the shipowner pays vessel operating expenses. For a bareboat charter, the charterer pays vessel operating expenses.

Voyage charter. A voyage charter involves the carriage of a specific amount and type of cargo from specific load port(s) to specific discharge port(s), subject to various cargo handling terms. Most of these charters are of a single voyage nature between two specific ports, as trading patterns do not encourage round voyage trading. The owner of the vessel receives one payment derived by multiplying the tons of cargo loaded on board by the cost per cargo ton, as agreed to transport that cargo between the specific ports. The owner is responsible for the payment of all expenses including voyage, operating and capital costs of the vessel. The charterer is typically responsible for any delay at the loading or discharging ports.

Voyage expenses. Expenses incurred due to a vessel's traveling from a loading port to a discharging port, such as fuel (bunker) cost, port expenses, agent's fees, canal dues and extra war risk insurance, as well as commissions.